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                           ASSET PURCHASE AGREEMENT



                                by and among



                         TRIANGLE PACIFIC CORP.,

                       ROBBINS HARDWOOD FLOORING, INC.
                               as Buyer



                                  and



                              ROBBINS, INC.,

                                  and

                           SEARCY FLOORING, INC.
                               as Sellers







                               March 28, 1997






















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                                TABLE OF CONTENTS

                                                                          Page

ASSET PURCHASE AGREEMENT ..................................................  1

ARTICLE I.  ...............................................................  1

TERMS OF THE TRANSACTION  .................................................  1
    1.1   Assets to be Transferred  .......................................  1
    1.2   Purchase Price  .................................................  4
    1.3   Cash Payment  ...................................................  4
    1.4   Liabilities Assumed by Buyer  ...................................  4
    1.5   Estimated Cash Payment  .........................................  4
    1.6   Certain Closing Adjustments  ....................................  6
    1.7   Final Price Adjustment  .........................................  6
    1.8   Allocation of Purchase Price Among Sellers;
          Seller Representative.  .........................................  7
    1.9   Allocation of Purchase Price Among Assets  ......................  8
    1.10  Liabilities Not Assumed by Buyer  ...............................  8
    1.11  Definitions  ....................................................  9

ARTICLE II.  ..............................................................  9

CLOSING  ..................................................................  9
    2.1   Time and Place of Closing  ......................................  9
    2.2   Effectiveness  ..................................................  9

ARTICLE III.  .............................................................  9

REPRESENTATIONS AND WARRANTIES OF SELLERS  ................................  9
    3.1   Corporate Organization and Qualification  .......................  9
    3.2   Authority Relative to This Agreement  ........................... 10
    3.3   Noncontravention  ............................................... 10
    3.4   Governmental Approvals  ......................................... 10
    3.5   Operation and Ownership of Business  ............................ 10
    3.6   Title to Assets  ................................................ 11
    3.7   Financial Statements  ........................................... 11
    3.8   Liabilities  .................................................... 12
    3.9   Absence of Certain Changes  ..................................... 12
    3.10  Tax Matters  .................................................... 12
    3.11  Compliance With Laws  ........................................... 13
    3.12  Legal Proceedings  .............................................. 13
    3.13  Real Property  .................................................. 13
    3.14  Tangible Personal Property  ..................................... 15
    3.15  Leased Property  ................................................ 15
    3.16  Inventory  ...................................................... 15
    3.17  Receivables  .................................................... 15
    3.18  Intellectual Property  .......................................... 16
    3.19  Permits  ........................................................ 16
    3.20  Contracts and Agreements  ....................................... 17
    3.21  ERISA; Accrued Compensation  .................................... 19
    3.22  Environmental Matters  .......................................... 20
    3.23  Labor Relations  ................................................ 22
    3.24  Customers and Suppliers  ........................................ 23
    3.25  Insurance  ...................................................... 23
    3.26  Books and Records  .............................................. 23
    3.27  Brokerage Fees  ................................................. 24
    3.28  Insider Interests  .............................................. 24
    3.29  Disclosure  ..................................................... 24
    3.30  Representations and Warranties on Closing Date  ................. 24


ARTICLE IV.  .............................................................. 24

REPRESENTATIONS AND WARRANTIES OF TRIANGLE AND BUYER  ..................... 24
    4.1   Corporate Organization  ......................................... 24
    4.2   Authority Relative to This Agreement  ........................... 25
    4.3   Noncontravention  ............................................... 25
    4.4   Governmental Approvals  ......................................... 25
    4.5   Legal Proceedings  .............................................. 26
    4.6   Brokerage Fees  ................................................. 26
    4.7   Disclosure  ..................................................... 26
    4.8   Representations and Warranties on Closing Date  ................. 26

ARTICLE V.  ............................................................... 26

CONDUCT OF BUSINESS PENDING CLOSING  ...................................... 26
    5.1   Conduct and Preservation of Business  ........................... 26
    5.2   Restrictions on Certain Actions  ................................ 27

ARTICLE VI.  .............................................................. 28

ADDITIONAL AGREEMENTS  .................................................... 28
    6.1   Access to Information; Confidentiality  ......................... 28
    6.2   Acquisition Proposals  .......................................... 29
    6.3   Third Party Consents  ........................................... 30
    6.4   Reasonable Best Efforts  ........................................ 30
    6.5   Employee and Employee Benefit Plan Matters  ..................... 30
    6.6   Title Insurance and Surveys  .................................... 34
    6.7   Payment of Liabilities  ......................................... 35
    6.8   Public Announcements  ........................................... 35
    6.9   Environmental Provisions  ....................................... 35
    6.10  Notice of Litigation  ........................................... 36
    6.11  Notification of Certain Matters  ................................ 36
    6.12  Amendment of Schedules  ......................................... 37
    6.13  Fees and Expenses  .............................................. 37
    6.14  Survival of Covenants  .......................................... 37
    6.15  Dispute Resolution  ............................................. 37
    6.16  Preparation of Closing Balance Sheet  ........................... 38
    6.17  Access to Records After Closing  ................................ 39
    6.18  Taxes; Other Charges  ........................................... 40
    6.19  Escrow; Liquidated Damages  ..................................... 40

ARTICLE VII.  ............................................................. 40

CONDITIONS TO OBLIGATIONS OF SELLERS  ..................................... 40
    7.1   Representations and Warranties True  ............................ 40
    7.2   Covenants and Agreements Performed  ............................. 40
    7.3   Certificate  .................................................... 41
    7.4   Opinion of Counsel to Buyer  .................................... 41
    7.5   Legal Proceedings  .............................................. 41
    7.6   Approval of Counsel to Seller  .................................. 41

ARTICLE VIII.  ............................................................ 41

CONDITIONS TO OBLIGATIONS OF TRIANGLE AND BUYER  .......................... 41
    8.1   Representations and Warranties True  ............................ 41
    8.2   Covenants and Agreements Performed  ............................. 41
    8.3   Certificate  .................................................... 41
    8.4   Preliminary Closing Statements  ................................. 41
    8.5   Payoff Letters.  ................................................ 42
    8.6   Opinion of Counsel to Seller  ................................... 42
    8.7   Legal Proceedings  .............................................. 42
    8.8   No Material Adverse Change  ..................................... 42
    8.9   Noncompetition Agreements  ...................................... 42
    8.10  Data Processing Agreement  ...................................... 42
    8.11  International Distribution Agreement  ........................... 42
    8.12  Unacceptable Encumbrances; Title Insurance  ..................... 42
    8.13  Due Diligence  .................................................. 42
    8.14  Environmental Matters  .......................................... 43
    8.15  Other Documents  ................................................ 43
    8.16  Approval of Counsel to Triangle and Buyer  ...................... 44

ARTICLE IX.  .............................................................. 44

CONDITIONS TO OBLIGATIONS OF ALL PARTIES  ................................. 44
    9.1   Governmental and Third Party Consents and Approvals  ............ 44
    9.2   Trademark Agreement  ............................................ 44
    9.3   Equipment Bill of Sale  ......................................... 44
    9.4   Real Estate and Equipment Agreement  ............................ 44
    9.5   Supply Agreement  ............................................... 44

ARTICLE X.  ............................................................... 45

TERMINATION, AMENDMENT, AND REMEDIES  ..................................... 45
    10.1  Termination  .................................................... 45
    10.2  Effect of Termination  .......................................... 45
    10.3  Amendment  ...................................................... 46
    10.4  Waiver  ......................................................... 46
    10.5  Remedies Not Exclusive  ......................................... 46

ARTICLE XI.  .............................................................. 46

SURVIVAL OF REPRESENTATIONS  .............................................. 46
    11.1  Survival  ....................................................... 46

ARTICLE XII.  ............................................................. 46

MISCELLANEOUS  ............................................................ 46
    12.1  Notices  ........................................................ 46
    12.2  Entire Agreement  ............................................... 47
    12.3  Binding Effect; Assignment; No Third Party Benefit  ............. 48
    12.4  Severability  ................................................... 48
    12.5  GOVERNING LAW  .................................................. 48
    12.6  Descriptive Headings  ........................................... 48
    12.7  Gender  ......................................................... 48
    12.8  References  ..................................................... 48
    12.9  Further Assurances  ............................................. 49
    12.10 Counterparts  ................................................... 49
    12.11 Injunctive Relief  .............................................. 49

ARTICLE XIII.  ............................................................ 49

DEFINITIONS  .............................................................. 49
    13.1  Certain Defined Terms  .......................................... 49
    13.2  Certain Additional Defined Terms  ............................... 51



LIST OF EXHIBITS AND SCHEDULES  ...........................................S-i
Exhibit 7.4 - Opinion of Counsel to Buyer  ................................E-
Exhibit 8.6 - Opinion of Counsel to Seller  ...............................E-
Exhibit 8.9 - Noncompetition Agreement  ...................................E-
Exhibit 8.10 - Data Processing Agreement  .................................E-
Exhibit 9.2 - Trademark Agreement  ........................................E-
Exhibit 9.3 - Individual Assignment to Robbins  ...........................E-
Exhibit 9.4 - Individual Assignment to Searcy  ............................E-
Exhibit 9.5 - Supply Agreement  ...........................................E-
Schedule 1.1(a) - Real Property  ..........................................S-
Schedule 1.1(b)(i) - Equipment and Machinery  .............................S-
Schedule 1.1(b)(ii) - Excluded Equipment and Machinery  ...................S-
Schedule 1.1(c)(i) - Purchased Inventory  .................................S-
Schedule 1.1(c)(ii) - Retained Inventory  .................................S-
Schedule 1.1(e)(i) - Purchased Software  ..................................S-
Schedule 1.1(g) - Contracts and Agreements  ...............................S-
Schedule 1.1(h)(i) - Prepaid Expenses  ....................................S-
Schedule 1.1(h)(ii) - Excluded Prepaid Expenses  ..........................S-
Schedule 1.1(j) - Other Assets  ...........................................S-
Schedule 1.5(a) - Preliminary Closing Settlement Statement  ...............S-
Schedule 1.5(c) - Liabilities Assumed  ....................................S-
Schedule 1.7(a) - Final Closing Settlement Statement  .....................S-
Schedule 3.1 - Jurisdictions  .............................................S-
Schedule 3.3 - Noncontravention  ..........................................S-
Schedule 3.4 - Governmental Approvals  ....................................S-
Schedule 3.5 - Ownership of Business  .....................................S-
Schedule 3.6 - Title to Assets  ...........................................S-
Schedule 3.8 - Seller Liabilities  ........................................S-
Schedule 3.9 - Absence of Certain Changes  ................................S-
Schedule 3.10 - Tax Matters  ..............................................S-
Schedule 3.12 - Legal Proceedings  ........................................S-
Schedule 3.13 - Real Property  ............................................S-
Schedule 3.14 - Tangible Personal Property  ...............................S-
Schedule 3.15 - Leased Property  ..........................................S-
Schedule 3.16 - Inventory Exceptions  .....................................S-
Schedule 3.17 - Receivables Exceptions  ...................................S-
Schedule 3.18 - Intellectual Property  ....................................S-
Schedule 3.19 - Permits  ..................................................S-
Schedule 3.20 - Contracts and Agreements  .................................S-
Schedule 3.21 - ERISA  ....................................................S-
Schedule 3.22 - Environmental Matters  ....................................S-
Schedule 3.23 - Labor Relations  ..........................................S-
Schedule 3.24 - Customers and Suppliers  ..................................S-
Schedule 3.28 - Insider Interests  ........................................S-
Schedule 6.16(a) - Inventory Schedule  ....................................S-
Schedule 6.16(b) - Receivables Schedule  ..................................S-


                          ASSET PURCHASE AGREEMENT


    This ASSET PURCHASE AGREEMENT (this "Agreement") is made as of March 28, 1997, by and among (1) TRIANGLE PACIFIC CORP., a Delaware corporation ("Triangle'), (2) ROBBINS HARDWOOD FLOORING, INC., a Delaware corporation ("Buyer"), (3) ROBBINS, INC., an Ohio corporation ("Robbins") and (4) SEARCY FLOORING, INC., an Ohio corporation ("Searcy") (Robbins and Searcy, are sometimes referred to herein collectively as "Sellers" and individually as a "Seller").

    WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, upon the terms and subject to the conditions herein set forth, substantially all the assets of Sellers associated with the business of developing, manufacturing and selling residential flooring (the "Business"), as conducted by Sellers at and from the three manufacturing plants located on the Real Property (hereinafter defined);

    WHEREAS, it is the intent of the parties hereto that the acquisition include all of the goodwill associated with the conduct of the Business;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Buyer and Sellers hereby agree as follows:


                                ARTICLE I.

                           TERMS OF THE TRANSACTION

     1.1 Assets to be Transferred. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Sellers shall sell, assign, transfer, deliver, and convey (collectively, "transfer"), or cause to be transferred, to Buyer, and Buyer shall purchase from Sellers, all assets and properties of every kind, character, and description, whether tangible, intangible, real, personal, or mixed, located on the Real Property (or otherwise identified on the Schedules to this Agreement) that are owned by Sellers or in which any Seller has any right, title, or interest, and that are used or held for use by any Seller in the conduct of the Business, or that are associated with the Business, as the same shall exist on the Closing Date, including, without limitation, the following assets and properties of Sellers existing on the Closing Date:

          (a) Property and Plant. All those certain plots, tracts, or parcels of land located in Bradley County, Arkansas and White County, Arkansas and more particularly described on Schedule 1.1(a) (the "Real Property"), and all plants, factories, warehouses, storage facilities, laboratories, buildings, works, structures, fixtures, landings, construction in progress, improvements, betterments, installations, and additions constructed, erected, or located on or attached or affixed to the Real Property.

          (b) Equipment and Machinery. All furniture, equipment, machinery, materials, vehicles, rolling stock, apparatus, tools, dies, implements, appliances, spare parts, supplies, and other tangible personal property of every kind, character, and description owned by Sellers, both jointly and individually, or in which any Seller has any right, title or interest, and located on, or used at or primarily in connection with, the Real Property, or located elsewhere if used primarily in, or necessary for the efficient operation of, the Business, as of the Closing, including without limitation all the assets described on Schedule 1.1(b)(i), and excluding only the personal property identified on Schedule 1.1(b)(ii).

          (c) Inventories. All of Sellers' inventories, as of the Closing, located on the Real Property or otherwise identified on Schedule 1.1(c)(i), including without limitation finished goods, work-in-process, raw materials, supply and samples inventories, and other inventories, excluding only the Retained Inventory (hereinafter defined) described on
     Schedule 1.1(c)(ii).

          (d) Accounts Receivable. All accounts receivable of Sellers and all other rights of Sellers to payment for goods sold or leased or for services rendered, arising from the operation of the Business, including without limitation those included on the Receivables Schedules (hereinafter defined), and those that are not evidenced by instruments or chattel paper, whether or not earned by performance or written off or reserved against as a bad debt or doubtful account in any financial statements; together with all instruments and documents of title representing any of the foregoing, all rights in any merchandise or goods that any of the same represent, and all rights, title, security, and guaranties in favor of Sellers with respect to any of the foregoing, including without limitation any right of stoppage in transit.

          (e) Intellectual Property. All right, title, and interest of Sellers into and under all patents, trademarks, service marks, trade names, service names, brand names, copyrights, trade secrets, know-how, proprietary processes, inventions, computer software (including documentation and object and source codes if owned by Sellers and described on Schedule 1.1(e)(i)), and similar rights, and all registrations, applications, licenses, claims, causes of action, and rights with respect to any of the foregoing, to the extent they are or have been used primarily in connection with the operation of, the Business, and all rights to recover for infringement thereof, including without limitation all rights in and to the use of the mark "Robbins" and variations thereof in connection with the Business, and all the goodwill associated therewith, and excluding only the trademarks "Continuous Strip," "Monogram", Monogram XL", "Squar-Edge" and "Next Step ES" (the "Intellectual Property"); provided, however, that Sellers shall retain all rights with respect to the name "Robbins" and variations thereof and all rights with respect to the patents, trade secrets, and other items of intellectual property in connection with all uses other than the Business; provided further, that if any item of intellectual property retained by Sellers is necessary to continue operation of the Business, Sellers shall grant to Buyer a perpetual, royalty-free license to use the same.

          (f) Permits. All right, title, and interest of Sellers in, to, and under all Permits relating to, or used in connection with the operation of, the Business or relating to the construction, use, operation, or enjoyment of the Assets, as such Permits can be lawfully conveyed.

          (g) Contracts and Agreements. All right, title, and interest of Sellers in, to, and under the contracts and agreements, including personal property leases, described on Schedule 1.1(g), and all rights (including rights of refund and offset), privileges, deposits, claims, causes of action, and options in favor of Sellers relating or pertaining to such contracts and agreements.

          (h) Prepaid Expenses. All right, title, and interest of Sellers in and to all prepaid rentals and other prepaid expenses arising from payments made by Sellers in the ordinary course of the operation of the Business prior to the close of business on the Closing Date for goods or services where such goods or services have not been received by Sellers by the close of business on the Closing Date, including without limitation all prepaid expenses described on Schedule 1.1(h)(i), and excluding only those prepaid expenses described on Schedule 1.1(h)(ii).

          (i) Books and Records. All books, records, papers, and instruments of Sellers of whatever nature and wherever located that relate to the Assets or the operation of the Business, including without limitation all financial and accounting records and all books and records relating to employees, the purchase of materials, supplies, and services, product research and development, the manufacture and sale of products, and dealings with customers, vendors, and suppliers of the Business, and including computerized books and records and other computerized storage media and the software used in connection therewith, provided that Sellers shall be entitled to retain copies of any such books and records that are necessary for its tax, accounting, or legal purposes.

          (j) Other Assets. Whether or not enumerated above, (i) all assets located on the Real Property, (ii) all assets used exclusively in or exclusively supporting the manufacturing and other operations conducted at the plants located on the Real Property, (iii) all assets used exclusively in the marketing, sale and distribution of residential flooring, and (iv) all assets to which any value is attributed on the Closing Balance Sheet (hereinafter defined), including without limitation all rights of Sellers in the accounts and funds described on Schedule 1.1(j) and in any other escrow, trust or other account or fund containing, or otherwise relating to, proceeds of any financing included in the Liabilities (hereinafter defined).

All the assets and properties described in this Section 1.1 and to be transferred to Buyer pursuant to this Agreement are collectively referred to herein as the "Assets." Notwithstanding anything otherwise in this Agreement to the contrary, the Assets shall not include any assets or properties of Sellers used primarily in or associated with any business activity of Sellers other than the Business, including without limitation the developing, manufacturing and selling of recreational flooring and sports surfaces, provided that all assets located on the Real Property other than those set forth on Schedule 1.1(c)(ii) shall be conclusively deemed to be used primarily in the Business.

     1.2 Purchase Price. The total purchase price paid by Buyer (or by Triangle for the benefit of Buyer) in consideration of the transfer by Sellers to Buyer of the Assets (the "Purchase Price") shall consist of (i) a cash payment equal to the Net Book Value (hereinafter defined) of the Assets as of the Closing Date, plus $39,000,000 (the "Cash Payment"), and (ii) the assumption of the Liabilities (hereinafter defined) as herein provided.

     1.3 Cash Payment. The cash portion of the Purchase Price shall be paid as follows:

             (a) an amount equal to the Estimated Cash Payment (hereinafter defined) shall be paid at the Closing, in immediately available funds by confirmed wire transfer to a bank account to be designated by Sellers (such designation to occur no later than three (3) business days prior to the Closing Date (hereinafter defined)); and

             (b) the amount of any Final Price Adjustment (hereinafter defined) shall be paid by the party, and on or before the date, specified in Section 1.7(c), in immediately available funds by confirmed wire transfer to a bank account to be designated by the party to whom such Final Price Adjustment is payable (such designation to occur no later than two (2) business days prior to the date such payment is due).

     1.4 Liabilities Assumed by Buyer. As partial consideration for the transfer of the Assets to Buyer, Buyer agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Closing, and thereafter to pay, perform, and discharge, the Liabilities (hereinafter defined), but only the Liabilities and all liabilities arising after the Closing relating to Buyer's operation of the Business. Any Liabilities that constitute Payoff Indebtedness (hereinafter defined) shall be paid by Buyer (or by Triangle for the benefit of Buyer) at the Closing, in immediately available funds by confirmed wire transfer to a bank account to be designated by the creditor to whom such Payoff Indebtedness is payable (such designation to occur no later than two (2) business days prior to the Closing Date).

     1.5 Estimated Cash Payment. The "Estimated Cash Payment" shall be equal to the Net Book Value of the Assets as of the date of the Latest Balance Sheet (hereinafter defined), plus $39,000,000, and shall be determined as follows:

             (a) Not later than fifteen (15) days prior to the Closing Date, Sellers shall deliver to Buyer an unaudited, combined balance sheet reviewed by Arthur Andersen, LLP, as of January 25, 1997, with respect to
     (i) Robbins, (ii) Searcy and (iii) Robbins International, Inc., (the "Latest Balance Sheet"), together with a preliminary calculation of the Estimated Cash Payment presented in the format set forth on Schedule 1.5(a) (the "Preliminary Closing Settlement Statement", and together with the Latest Balance Sheet, the "Preliminary Closing Statements"). In connection with Buyer's review of the Preliminary Closing Statements, Sellers shall give Buyer and its representatives full access to all personnel, books and records of Sellers pertaining to the Business or the Preliminary Closing Statements, including without limitation all work papers of Sellers and their accountants and all pertinent accounting and other records of Sellers, and shall provide all other information pertaining to the Business or the Preliminary Closing Statements reasonably requested by Buyer and its representatives. The Latest Balance Sheet shall be prepared in accordance with generally accepted accounting principles in the United States of America as in effect from time to time applied on a basis - as to the substance of the principles applied (including application of the last-in, first-out method of inventory valuation), the manner of application and the estimation techniques used - with the Annual Financial Statements (hereinafter defined) ("U.S. GAAP"). The Preliminary Closing Settlement Statement shall be prepared in accordance with (i) the Latest Balance Sheet and
     (ii) the terms and provisions of this Agreement; provided, that solely for purposes of determining the Estimated Cash Payment, the amount of accounts payable and accrued expenses included in the Liabilities shall be as set forth in Annex II to the Preliminary Closing Settlement Statement. The Preliminary Closing Statements shall be accompanied by certificates signed by the chief executive officer and the chief financial officer of each of Robbins and Searcy, respectively, stating that the Preliminary Closing Statements have been prepared as described in the immediately preceding two sentences.

             (b) Sellers and Buyer shall assist and cooperate with each other and otherwise use their best efforts to obtain the Preliminary Closing Settlement Statement. Unless Buyer gives written notice of a Dispute (hereinafter defined) to Sellers within ten (10) days after receipt by Buyer of the Preliminary Closing Statements, the Preliminary Closing Statements shall be deemed accepted by Buyer in the form in which delivered by Sellers. If Buyer does not agree with the amount of any of the assets or liabilities set forth on the Latest Balance Sheet, or any of the calculations set forth on the Preliminary Closing Settlement Statement, written notice of its disagreement therewith (a "Dispute," as further defined in Section 6.15) shall be given by Buyer to Sellers within ten (10) days after receipt by Buyer of the Preliminary Closing Statements, and Buyer and Sellers shall attempt to resolve such Dispute and agree in writing upon the final content of the Preliminary Closing Settlement Statement prior to the Closing Date. If Sellers and Buyer are unable to resolve any such Dispute within such time period, such Dispute shall be resolved pursuant to Section 6.15.

             (c) As used in this Agreement, the following terms have the meanings given to them below:

                   (i) "Liabilities" means (A) all obligations of Sellers accruing from and after the Closing Date under the contracts and agreements described on Schedule 1.1(g) (but only to the extent that such liabilities and obligations arise from the operation of the Assets or the Business after the Closing Date), and (B) accounts payable, accrued expenses, product warranty and product liability claims, and obligations for borrowed money (except obligations under any bank credit agreement to which any Seller is a party), that are:
          (1) listed on Schedule 1.5(c), as amended pursuant to Section 1.7(a), and reflected on the Final Closing Settlement Statement, (2) not dischargeable or discharged in the ordinary course of the Business prior to the Closing, (3) not excluded liabilities under
          Section 1.10, and (4) properly classified under U.S. GAAP as liabilities of the Business as of the Closing Date.

                   (ii) "Net Book Value" means (i) the book value of the Assets as determined in accordance with U.S. GAAP and the terms of this Agreement, net of all reserves and valuation allowances, less
          (ii) the Liabilities.

                   (iii) "Payoff Indebtedness" means any of the Liabilities that either (A) must be repaid upon consummation of the transactions contemplated by this Agreement to prevent a default with respect thereto or to release any Encumbrances securing payment thereof, or (B) Buyer notifies Sellers, not less than five (5) business days prior to the Closing Date, is to be repaid at the Closing.

     1.6 Certain Closing Adjustments. The Purchase Price, as reflected on the Preliminary Closing Settlement Statement and on the Final Closing Settlement Statement, shall be adjusted as necessary to reflect the proration of ad valorem taxes provided for in Section 6.18.

     1.7 Final Price Adjustment. The amount of any "Final Price Adjustment" shall be determined as follows:

          (a) Not later than thirty (30) days after the Closing Date, Buyer shall deliver to Sellers an unaudited balance sheet, prepared so as to reflect the Assets and Liabilities as of the Closing (the "Closing Balance Sheet"), together with a calculation of the final Purchase Price pursuant to Section 1.2 and of whether a Final Price Adjustment is payable pursuant to Section 1.7(c) (the "Final Closing Settlement Statement", and together with the Closing Balance Sheet, the "Final Closing Statements"), presented in the format set forth on Schedule 1.7(a). The Final Closing Statements shall also include an amended
     Schedule 1.5(c), revised to include a detailed listing of the accounts payable and accrued expenses included in the Liabilities. In connection with Sellers' review of the Final Closing Statements, Buyer shall give Sellers and their representatives full access to all personnel, books and records pertaining to the Business, including without limitation all corresponding work papers of Buyer and its accountants and all pertinent accounting and other records of Buyer, and shall provide all other information reasonably requested by Sellers. The Closing Balance Sheet shall be prepared in accordance with U.S. GAAP. The Final Closing Settlement Statement shall be prepared in accordance with (i) the Closing Balance Sheet and (ii) the provisions of this Agreement. The Final Closing Statements shall be prepared in accordance with the immediately preceding two sentences.

          (b) Sellers and Buyer shall assist and cooperate with each other and otherwise use their best efforts to obtain the Final Closing Settlement Statement. If Sellers do not give written notice of a Dispute to Buyer within twenty (20) days after receipt by Sellers of the Final Closing Statements, the Final Closing Statements shall be deemed accepted by Sellers in the form in which delivered by Buyer. If Sellers do not agree with the amount of any of the assets or liabilities set forth on the Closing Balance Sheet, or any of the calculations set forth on the Final Closing Settlement Statement, written notice of their disagreement therewith shall be given by Sellers to Buyer within twenty (20) days after receipt by Sellers of the Final Closing Statements, and Buyer and Sellers shall attempt to resolve such Dispute and agree in writing upon the final content of the Final Closing Settlement Statement within twenty
     (20) days after receipt by Buyer of such notice of a Dispute. If Sellers and Buyer are unable to resolve any such Dispute within such time period, such Dispute shall be resolved pursuant to Section 6.15. The Final Closing Settlement Statement in the form delivered by Buyer to Sellers, if Sellers do not give notice of a Dispute, or as adjusted by written agreement of the parties or by the procedure specified in Section 6.15, shall constitute the "Final Closing Settlement Statement" under this Agreement.

          (c) The Final Price Adjustment, if any, shall be equal to the difference between the Estimated Cash Payment and the final Cash Payment (pursuant to Section 1.2 and Section 1.7(b)), and shall be:

               (i) payable to Sellers, if the Estimated Cash Payment is lower than the final Cash Payment; or

               (ii) payable to Buyers, if the Estimated Cash Payment is higher than the final Cash Payment; and

               (iii) in either case, payable within two (2) business days after the date the Final Closing Settlement Statement is determined pursuant to Section 1.7(b).

     1.8     Allocation of Purchase Price Among Sellers; Seller
Representative.

          (a) The portion of the Purchase Price payable in respect of the Net Book Value of the Assets shall be allocated among Sellers based on the respective Net Book Value of the Assets conveyed by each Seller, as reflected on the Preliminary Closing Settlement Statement and the Final Closing Settlement Statement, and the $39,000,000 payment provided for in
     Section 1.2 shall be allocated as follows: $31,750,000 to Robbins and $7,250,000 to Searcy. Any Final Price Adjustment shall be allocated among the Sellers based on the difference, if any, between the Net Book Value of the Assets conveyed by each Seller as reflected on the Preliminary Closing Settlement Statement and as reflected on the Final Closing Settlement Statement.

          (b) Each of Robbins and Searcy, by its execution of this Agreement, hereby designates and appoints James H. Stoehr, Jr. as its agent and attorney-in-fact, with full power of substitution, to serve as its "Seller Representative" for purposes of this Agreement and to take all actions required or permitted to be taken by Sellers, and to give and receive all notices required to be given by or to Sellers, after the Closing under the terms and provisions of this Agreement. Any action required or permitted to be taken by Sellers after the Closing, and any notice required to be given by or to Sellers after the Closing, shall be taken by or given by or to the Seller Representative, and any such action taken by, or notice given by or to, the Seller Representative shall be conclusively deemed to be validly taken or given in accordance with this Agreement.

     1.9 Allocation of Purchase Price Among Assets. Sellers and Buyer will mutually determine the appropriate allocation of the Purchase Price among the Assets pursuant to Section 1060 of the Code, not less than sixty (60) days after Buyer's receipt of the Final Closing Settlement Statement. If Buyer and Sellers are not able to mutually determine such allocation within such period, it shall be determined by binding arbitration pursuant to Section 6.15. Sellers and Buyer shall report the transactions contemplated hereby on all Tax Returns (including information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code) in a manner consistent with such allocation.

     1.10 Liabilities Not Assumed by Buyer. Buyer shall not assume or take title to the Assets subject to, nor shall Triangle or Buyer in any way be liable or responsible for, any liabilities or obligations of Sellers (whether or not referred to in any Schedule or Exhibit hereto), except as specifically provided in Section 1.4, it being expressly acknowledged that it is the intention of the parties hereto that all liabilities and obligations that Sellers have or may have in the future (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Sellers, and whether due or to become due), other than the Liabilities, shall be and remain the liabilities and obligations of Sellers. Without limiting the generality of the foregoing, and except as specifically provided in Section 1.4, Buyer shall not assume or take title to the Assets subject to, or in any way be liable or responsible for:

          (a) any liabilities or obligations of Sellers whether or not relating to the Assets or the Business, and whether or not arising or asserted prior to the Closing,

          (b) any liability or obligation of Sellers under any mortgage, deed of trust, security agreement, or financing statement, or any note, bond, or other instrument or obligation secured thereby,

          (c) any liability or obligation of Sellers existing at or arising after the Closing Date under any leases, contracts, agreements, or Permits included in the Assets that results from the material breach, default, or wrongful action or inaction of Sellers prior to the close of business on the Closing Date,

          (d) any liability or obligation of Sellers resulting from or relating to the employment relationship between any Seller and any Seller's present or former employees engaged in connection with the ownership or operation of the Assets or the Business or the termination of any such employment relationship, including without limitation severance pay and other similar benefits, if any, and any claims filed on or prior to the Closing Date or that may thereafter be filed by or on behalf of any such present or former employee relating to the employment or termination of employment of any such employee by a Seller, including without limitation any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation, or workers' compensation,

          (e) any liability or obligation of Sellers in respect of any agreement, trust, plan, fund, or other arrangement under which benefits or employment is provided for any Seller's present or former employees engaged in connection with Sellers' ownership or operation of the Assets or the Business, and

          (f) any liabilities or deficiencies for any Taxes, to the extent applicable to periods (or portions thereof) ending on or prior to the Closing Date.

For purposes of this Section 1.10, references to Sellers shall include predecessors in title.

     1.11 Definitions. All capitalized terms used in this Agreement and not otherwise defined are defined in Article XIII of this Agreement.


                                  ARTICLE II.

                                    CLOSING

     2.1 Time and Place of Closing. The consummation of the transactions contemplated hereby shall take place (i) at the offices of Thompson & Knight, P.C. at 10:00 a.m., local time, on March 28, 1997, or (ii) at such other time or place or on such other date as Buyer and Sellers shall agree (the "Closing"). The date on which the Closing is required to take place is herein referred to as the "Closing Date." All Closing transactions shall be deemed to have occurred simultaneously when all the conditions set forth in Articles VII, VIII and IX have been satisfied.

     2.2 Effectiveness. The transactions contemplated by this Agreement shall all become effective as of the close of business on the Closing Date.


                               ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF SELLERS


    Sellers represent and warrant to Triangle and Buyer that:

     3.1 Corporate Organization and Qualification. Each of Robbins and Searcy is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve either Searcy or Robbins are pending or to Sellers' knowledge, threatened. Each of Robbins and Searcy is duly qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions indicated on Schedule 3.1, which are all the jurisdictions in which the indicated entity owns, leases, or operates its properties or in which such qualification or licensing is required for the conduct of its business and the failure to so qualify or license would have a Material Adverse Effect.

     3.2 Authority Relative to This Agreement. Each of Searcy and Robbins has full corporate power and corporate authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by each of Searcy and Robbins of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each of Searcy and Robbins and constitutes, and each Ancillary Document executed or to be executed by each of Searcy and Robbins has been, or when executed will be, duly executed and delivered by each of Searcy and Robbins and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of each of Searcy and Robbins, enforceable against each of Searcy and Robbins in accordance with its terms, except that such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances and (iii) public policy considerations with respect to the enforceability of rights of indemnification.

     3.3 Noncontravention. The execution, delivery, and performance by Sellers of this Agreement and the Ancillary Documents to which each is party and the consummation by them of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or Code of Regulations of or other governing instruments of Robbins or Searcy, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a material default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which any Seller is a party or by which Sellers, or any of their respective properties, may be bound or any Permit held by Sellers, (iii) result in the creation or imposition of any Encumbrance upon the Assets, (iv) result in the loss of any material benefit to, or privilege or right of, the Business or otherwise attributable to any of the Assets, or (v) violate any Applicable Law binding upon Sellers, the Business or any of the Assets except, in the case of clause (ii) above, for (A) such consents, approvals, authorizations, and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given, and (B) such consents, approvals, authorizations, waivers, and notices disclosed on Schedule 3.3.

     3.4 Governmental Approvals. Except as disclosed on Schedule 3.4, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Sellers in connection with the execution, delivery, or performance by Sellers of this Agreement and the Ancillary Documents to which any of them is a party or the consummation by them of the transactions contemplated hereby or thereby.

     3.5 Operation and Ownership of Business. No Seller has any direct or indirect equity or ownership interest in any corporation, partnership, joint venture, or other entity that is or whose assets are involved or used, directly or indirectly, in the conduct of the Business, and the Business is conducted exclusively by Sellers. No person who is an active employee of a Seller has greater than a three percent equity or ownership interest in any Seller except as indicated on Schedule 3.5. The Assets constitute all the material assets used primarily in, or necessary to continue, the operation of the Business in the ordinary course consistent with past practice.

     3.6 Title to Assets. In the aggregate, Sellers are the owners of, and have good and marketable title to, all the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances. Upon Sellers' transfer of the Assets to Buyer pursuant to this Agreement, Buyer will have good and marketable title to all the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances. Except as disclosed on Schedule 3.6, no financing statement (or other instrument sufficient or effective as a financing statement) under the Uniform Commercial Code with respect to any of the Assets has been filed and is effective in any jurisdiction, and no Seller has signed any such financing statement (or other instrument) or any mortgage or security agreement granting any mortgage or security interest in any of the Assets or authorizing any secured party thereunder to file any such mortgage or financing statement (or other instrument).

     3.7 Financial Statements. Sellers have delivered to Buyer accurate and complete copies of (i) the audited balance sheets as of October 31, 1992, 1993, 1994, 1995 and 1996, and the related audited statements of income, stockholders' equity and cash flows of Robbins and Searcy for each of the periods then ended, and the notes and schedules thereto, together with the unqualified reports thereon of Arthur Andersen, LLP, independent public accountants (the "Annual Financial Statements"), and (ii) the Latest Balance Sheet and the related unaudited, combined statements of income, stockholders' equity and cash flows of Robbins, Robbins International, Inc. and Searcy for the period then ended, reviewed by Arthur Andersen, LLP and certified by the chief financial officer and the chief executive officer of Robbins and Searcy, as appropriate (the "Interim Financial Statements") (the Annual Financial Statements and the Interim Financial Statements are collectively referred to as the "Financial Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of Sellers in conformity with U.S. GAAP applied on a basis consistent (as to the substance of the principles applied, the manner of application and the estimation techniques used) with preceding years throughout the periods involved, and (iii) accurately, completely, and fairly present in all material respects the financial position of each of the Sellers and of the Business as of the respective dates thereof and their respective results of operations and cash flows for the periods then ended, except that the Interim Financial Statements are subject to normal year-end adjustments, which will not be material in the aggregate. Other than as expressly set forth therein, the statements of income included in the Financial Statements do not contain any items of special or nonrecurring income, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since November 1, 1994 giving rise to special or nonrecurring income or any such write-up or revaluation. All financial projections, forecasts, and other forward-looking information provided by Sellers to Triangle or Buyer were, as of their respective dates, prepared in good faith and on a basis that management of Robbins and Searcy believed to be reasonable. The Financial Statements include all liability, valuation and other reserves and allowances required by U.S. GAAP and by this Agreement, including without limitation, reserves for Environmental Liabilities, employee benefit obligations (including accrued vacation and sick leave) and product warranty and product liability claims, and all such reserves and allowances (collectively, "Reserves") are adequate.

     3.8     Liabilities.

          (a) To their knowledge, Sellers have no material liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Sellers, and whether due or to become due), except (i) liabilities reflected on the Latest Balance Sheet,
     (ii) liabilities described in the notes accompanying the Financial Statements, (iii) liabilities that have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, or infringement), (iv) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a liability for breach of contract), and (v) liabilities specifically set forth on
     Schedule 3.8.

          (b) Sellers' liabilities and obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Sellers, and whether due or to become due) for product warranty and product liability claims do not exceed the amount of Reserves therefor reflected in the Financial Statements.

     3.9 Absence of Certain Changes. Except as disclosed on Schedule 3.9, since November 1, 1996, (i) to Sellers' knowledge, there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the business, assets, results of operations, condition (financial or otherwise), or prospects of the Business or the ownership or operation of the Assets or any material portion thereof except for general industry conditions; (ii) the Business has been conducted only in the ordinary course consistent with past practice; (iii) Sellers have not, in respect of the Business, incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) none of the 10 largest customers (including distributors) of any Seller has discontinued or significantly reduced its purchases from the Company, nor has any such customer given any notice or other indication it anticipates doing so; (v) there has not occurred any material loss, damage, destruction, or other casualty to any of the Assets (whether or not covered by insurance); and
(vi) no Seller has, in respect of the Business, taken any of the actions set forth in Section 5.2 except as permitted thereunder.

     3.10     Tax Matters.  Except as disclosed on Schedule 3.10:

          (a) each of Robbins and Searcy has duly filed all Tax Returns required to be filed by or with respect to it with the IRS or other applicable authority, and no extensions with respect to such Tax Returns have been requested or granted;

          (b) there are no Encumbrances with respect to Taxes (except for liens with respect to real property Taxes not yet due) upon any of the Assets;

          (c) Sellers have duly and timely withheld from salaries, wages, and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over under all Applicable Laws; and

          (d) Sellers have complied in all material respects with all requirements of Applicable Law as necessary to qualify all industrial revenue bond financing included in the Liabilities for tax-free treatment and all such financing is so qualified.

     3.11 Compliance With Laws. Sellers have complied in all material respects with all Applicable Laws relating to the ownership or operation of the Assets or the operation of the Business (including without limitation Applicable Laws relating to securities, properties, business operations, products, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, product safety, and civil rights), the failure to comply with which would result in a Material Adverse Effect. No Seller has received any written notice, that has not been dismissed or otherwise disposed of, that a Seller has not so complied. No Seller is charged with, or to the knowledge of Sellers threatened with or under investigation with respect to, any alleged violation of any Applicable Law relating to any aspect of the ownership of the Assets or operation of the Business.

     3.12 Legal Proceedings. Except as set forth on Schedule 3.12, there are no Proceedings pending, or to the knowledge of Sellers threatened, against or involving Sellers (or any of Robbins' or Searcy's directors or officers) in connection with the Assets or the Business. No judgment, order, writ, injunction, or decree of any Governmental Entity has been issued or entered against Sellers or any of their affiliates that continues to be in effect with
respect to or affecting the Assets or the operation of the Business.   There
are no Proceedings pending, or to the knowledge of Sellers threatened, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     3.13     Real Property.

          (a) Sellers own, or as of the Closing will own, and have good and marketable title to all the Real Property, which is all the real property owned or leased by Sellers and used or held for use in the Business. There are no persons (other than Sellers) in possession of any portion of the Real Property as lessees, tenants at sufferance, or trespassers, nor does any person (other than Sellers) have a lease, tenancy, or other right of occupancy or use of any portion of the Real Property, except as specified on Schedule 3.13. Unless otherwise disclosed on Schedule 3.13, any lease, tenancy, or other right of occupancy or use disclosed on
     Schedule 3.13 may be terminated by Sellers at any time upon giving not more than thirty (30) days written notice, and, if directed by Buyer, Sellers shall give notice of termination at the Closing. The Real Property has full and free access to and from public highways, streets, and roads, and Sellers have no knowledge of any pending or threatened Proceeding that would limit or result in the termination of such access. To Sellers' knowledge, there exists no Proceeding or court order, or building code provision, deed restriction, or restrictive covenant (recorded or otherwise), or other private or public limitation, that might in any way have a Material Adverse Effect upon the continued use of the Real Property by Sellers in the manner it is currently used.

          (b) All buildings, improvements, and fixtures situated on the Real Property conform to all Applicable Laws, the failure of which would have a Material Adverse Effect. All the Real Property is zoned for the various purposes for which such Real Property is being used, and there exists no pending or, to the knowledge of Sellers, threatened Proceeding that might adversely affect the validity of such zoning.

          (c) The Real Property is connected to and serviced by water, sewage disposal, gas, telephone, and electric facilities that are adequate for the current use of the Real Property and, to the knowledge of Sellers, are in compliance with all Applicable Laws. All public utilities required for the operation of the Real Property enter the Real Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements, and all utility lines and mains located on the Real Property have been properly dedicated to, and are serviced and maintained by, the appropriate public or quasi-public entity.

          (d) Except as set forth on Schedule 3.13, (i) the buildings, improvements, and fixtures situated on the Real Property are in operating condition (excepting ordinary wear and tear), (ii) Sellers have performed all maintenance thereon in the ordinary course consistent with past practice, and (iii) to Sellers' knowledge, the buildings, improvements, and fixtures situated on the Real Property are free of any latent or patent structural defects.

          (e) Neither the whole nor any part of the Real Property is subject to any pending Proceeding for condemnation or other taking by any Governmental Entity, and, to the knowledge of Sellers, no such condemnation or other taking is contemplated or threatened.

          (f) There are no delinquent Taxes, assessments, charges, debts, liabilities, claims, or obligations arising from the construction, occupancy, ownership, use, or operation of the Real Property, or the buildings, improvements, or fixtures situated thereon, or the business operated thereon, which could give rise to any mechanic's or materialmen's or other statutory lien against the Real Property, or the buildings, improvements, or fixtures situated thereon, or any part thereof, or for which Buyer will be responsible.

          (g) Sellers have delivered to Buyer accurate and complete copies of all title insurance policies, title reports, other title documents, surveys, certificates of occupancy, and Permits in the possession of Sellers relating to the Real Property or the buildings, improvements, or fixtures situated thereon.

          (h) No Seller is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

     3.14 Tangible Personal Property. Set forth on Schedule 3.14 is a list, as of the most recent practicable date, of all furniture, equipment, machinery, computer hardware, materials, motor vehicles, rolling stock, apparatus, tools, implements, appliances, and other tangible personal property (other than spare parts, supplies, and inventories) owned or leased by Sellers and used or held for use in the Business.

     3.15 Leased Property. Set forth on Schedule 3.15 is a list of all leases (copies of which have been provided to Buyer) under which Sellers are lessees of real or personal property used or held for use in the Business. Sellers have good and valid leasehold interests in all such properties held by them under lease. Sellers have been in peaceable possession (or remedied any claims relating thereto) of the property covered by each such leases since the commencement of the original term of such lease. No waiver, indulgence, or postponement of Sellers' obligations under any such lease has been granted by the lessor or of the lessor's obligations thereunder by Sellers. No Seller is in breach of or in default under, and no event has occurred that (with or without the giving of notice or the passage of time or both) would constitute a default under, any of such leases, and Sellers have not received any notice from, or given any notice to, any lessor indicating that a Seller or such lessor is in breach of or in default under any of such leases. To the knowledge of Sellers, none of the lessors under any of such leases is in breach thereof or in default thereunder. Sellers have full right and power to occupy or possess, as the case may be, all the property covered by each such lease.

     3.16 Inventory. Other than as described in Schedule 3.16, all inventory (including raw materials, work-in-process, and finished goods) included in the Assets is merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of the Business. Other than as described in Schedule 3.16, none of such inventory is obsolete, discontinued, returned, damaged, overage, or of below standard quality or merchantability, except for items that have been written down to realizable market value. Each item of such inventory is reflected in Sellers' books and records, has been properly classified as to quality, and is valued in accordance with U.S. GAAP consistently applied using the last-in, first-out method of inventory valuation. Finished goods in such inventory conform to the applicable specifications of Sellers, including all applicable warranties, whether express or implied, given in connection with the sales of such goods and under Applicable Law, and are free from defects in design, workmanship, and material. Sellers also maintain sufficient inventories of spare and replacement parts to meet any repair and replacement obligations in the ordinary course of the Business, under applicable warranties or otherwise.

     3.17 Receivables. Except as set forth on Schedule 3.17, all receivables (including accounts and notes receivable, employee advances, and accrued interest receivables) of Sellers as reflected on the Latest Balance Sheet and the Receivables Schedules or arising since the respective dates thereof generated by the Business are valid obligations of the respective makers thereof, have arisen in the ordinary course of the Business, are not subject to any valid defenses, counterclaims, or set offs, and are collectible in full at their recorded amounts in the ordinary course of the Business without resort to litigation or other extraordinary collection efforts, net of all cash discounts and doubtful accounts as reflected on the Latest Balance Sheet and the Receivables Schedules (in the case of receivables so reflected) or on the books of Sellers included in the Assets (in the case of receivables arising since the date thereof). The allowances for doubtful accounts reflected in the Latest Balance Sheet and on the books of Sellers were determined in accordance with U.S. GAAP and were and are reasonable in light of historical data and other relevant information.

     3.18     Intellectual Property.

          (a) Set forth on Schedule 3.18 is a list of all patents, trade secrets and trademarks included in the Intellectual Property used or held for use in the Business. Schedule 3.18 specifies, as applicable: (i) the nature of such patents, trade secrets and trademarks; (ii) the owner of such patents, trade secrets and trademarks; (iii) the jurisdictions by or in which such patents, trade secrets and trademarks are recognized without regard to registration or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) all licenses, sublicenses, and other agreements to which Sellers are parties and pursuant to which Sellers or any other person is authorized to use such patents, trade secrets and trademarks, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof.

          (b) The listed Intellectual Property constitutes all Intellectual Property necessary for or, to Sellers' knowledge, otherwise of value in connection with the operation of the Business as presently or historically conducted. Sellers have good and marketable title to or are validly licensed (as disclosed in Schedule 3.18) to use all such Intellectual Property. To Sellers' knowledge, each item of such Intellectual Property is in full force and effect, Sellers are in compliance with all their obligations with respect thereto, and, to the knowledge of Sellers, no event has occurred that permits, or upon the giving of notice or the passage of time or otherwise would permit, the revocation or termination of any thereof. There are no Proceedings pending, or to the knowledge of Sellers threatened, against Sellers asserting that the use by Sellers of any of such Intellectual Property infringes the rights of any other person or seeking revocation, termination, or concurrent use of any of such Intellectual Property, and there is, to the knowledge of Sellers, no basis for any such Proceeding. To the knowledge of Sellers, none of such Intellectual Property is being infringed upon by any other person. None of such Intellectual Property is subject to any outstanding judgment, order, writ, injunction, or decree of any Governmental Entity, or any agreement, arrangement, or understanding, written or oral, restricting the scope or use thereof. To the knowledge of Sellers, the conduct of the Business at any time prior to the Closing Date did not infringe upon or otherwise misappropriate any Intellectual Property of any other person.

     3.19 Permits. Set forth on Schedule 3.19 is a list of all Permits held by Sellers that relate to the Assets or the Business. Such Permits constitute all the Permits necessary or required for the ownership and operation of the Assets and the conduct of the Business, the failure of which would have a Material Adverse Effect. Each of such Permits is in full force and effect, Sellers are in material compliance with all their obligations with respect thereto, and, to the knowledge of Sellers, no event has occurred that permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on Schedule 3.19, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the knowledge of Sellers, threatened with respect to any alleged failure by Sellers to have any Permit or any alleged failure by Sellers to comply with any Permit.

     3.20    Contracts and Agreements.

          (a) Set forth on Schedule 3.20 is a list of all the following leases, contracts, agreements, practices, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section 3.20, "agreements") to which Sellers are parties or by which Sellers are otherwise bound that relate to the Assets or the
     Business:

               (i) collective bargaining agreements and similar agreements with employees as a group;

               (ii) employee benefit agreements, trusts, plans, funds, or other arrangements of any nature, including those referred to in
          Section 5.2(c)(i);

               (iii) agreements with any director, officer, employee, consultant, or advisor of Sellers or any of their affiliates;

               (iv) agreements between or among Sellers and any of their affiliates;

               (v) indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by Sellers or to the direct or indirect guarantee or assumption by Sellers of any obligation of others, including any agreement that has the economic effect, although not the legal form, of any of the foregoing;

               (vi) agreements relating to the acquisition or disposition of assets (other than sales of inventory in the ordinary course of business), including agreements relating to product returns by customers;

               (vii) agreements with respect to the lease of real or personal property;

               (viii) agreements concerning the management or operation of any real property;

               (ix) broker, distributor, dealer, manufacturer's representative, sales, agency, sales promotion, advertising, market research, marketing, consulting, research and development, maintenance, service, and repair agreements, except for any maintenance, service or repair agreements which are terminable without penalty on less than thirty (30) days notice or involve payments of less than $1,000 per month;

               (x) license, royalty, or other agreements relating to Intellectual Property;

               (xi) partnership, joint venture, and profit sharing agreements;

               (xii)   agreements with any Governmental Entity;

               (xiii) agreements relating to the release or disposal of hazardous material (as such term is defined in Section 3.22);

               (xiv) agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other person;

               (xv) agreements containing any covenant limiting the freedom of Sellers to engage in any line of business or compete with any other person in any geographic area or during any period of time; and

               (xvi) powers of attorney granted by Sellers in favor of any person.

          (b) Sellers have delivered to Triangle or Buyer accurate and complete copies of the agreements listed on Schedule 3.20. Each of such agreements is a valid and binding agreement of the Sellers who are parties thereto and, to Sellers' knowledge, of the other party or parties thereto, enforceable against Sellers and such other party or parties in accordance with its terms except as such enforcement may be affected by bankruptcy or equitable principles. Sellers are not in breach of or in default under, nor has any event occurred that (with or without the giving of notice or the passage of time or both) would constitute a default by Sellers under, any material provision of any of such agreements, and Sellers have not received any notice from, or given any notice to, any other party indicating that Sellers are in breach of or in default under any of such agreements. To the knowledge of Sellers, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by Sellers of any such breach or default. Except as disclosed on Schedule 3.20, each of such agreements is freely and fully assignable to Buyer without penalty or other adverse consequence.

          (c) Sellers have not received notice of any plan or intention of any other party to any agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any agreement, and Sellers do not know of any fact or circumstance that would justify the exercise by any such other party of such a right other than the automatic termination of such agreement in accordance with its terms. Sellers do not currently contemplate, or have reason to believe any other person currently contemplates, any amendment or change to any agreement that could have a Material Adverse Effect.

     3.21     ERISA; Accrued Compensation.

          (a) Set forth on Schedule 3.21 is a list of all employee benefit plans (as defined in Section 3(3) of ERISA), that are maintained by or contributed to by Sellers for employees who are employed in connection with the Assets or the Business. During the past five years, no Seller and no affiliate of any Seller has made or been required to make contributions to any "multiemployer plan", as defined in Section 3(37) of ERISA. Sellers and all the affiliates of Sellers have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character that if unpaid or unperformed might result in the imposition of a lien against any of the Assets. For purposes of this Section 3.21 only, an "affiliate" of any person means any other person that, together with such person, would be treated as a single employer under Section 414 of the Code. The only plans set forth on Schedule 3.21 which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such on Section 3.21. Such plans are referred to in this Section as the "Pension Plans".

          (b) The Sellers have delivered to Triangle or Buyer or its representatives accurate and complete copies of the Pension Plans as currently in effect (and the related trust agreements) and all amendments thereto, the most recent summary plan descriptions for such Plans, the three most recent annual reports (form 5500 or 5500C/R including, if applicable, Schedule B thereto) filed with the IRS for such Plans, and the most recent favorable IRS determination letters for such Plans (the dates of which are set forth in Schedule 3.21).

          (c) Except to the extent that amendments may be required to be adopted as a result of the Uniformed Services Employment and Reemployment Rights Act of 1994 and the Small Business Job Protection Act of 1996, the Searcy Flooring, Inc. Profit Sharing Plan as amended and restated effective as of March 1, 1989 (the "Profit Sharing Plan"), is a qualified plan within the meaning of Section 401(a) of the Code as of the Closing Date and for prior plan years for which the statute of limitations has not expired (the "Open Period") and the trust forming a part thereof is exempt from taxes pursuant to Section 501(a) of the Code for the Open Period. This representation does not extend to the qualifications of the Profit Sharing Plan either with respect to amendments that may be adopted by the Buyer subsequent to the Closing Date that may have an effective date prior to the Closing Date or to the operations of the Profit Sharing Plan subsequent to the Closing Data as such operations may impact the qualification of the Profit Sharing Plan for current plan year. With respect to the Open Period, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with the Searcy Flooring, Inc. Profit Sharing Plan through the Closing Date has or will make Triangle or Buyer (or any affiliate thereof) or any director or officer thereof subject to any liability under Title I of ERISA or liable for on behalf of the Profit Sharing Plan, or by an participant therein, alleging a breach or breaches of fiduciary duties or violations of ERISA or the Code which could result in liability on the part of Triangle or Buyer (or any affiliate thereof), its officers or directors or such Profit Sharing Plan, under ERISA or the Code and, to the best knowledge of Sellers, there is no basis for any such claim. The Profit Sharing Plan has been maintained in substantial compliance with its terms and the requirements presented by ERISA and the Code.

          (d) Except to the extent that amendments may be required to be adopted as a result of the Uniformed Services Employment and Reemployment Rights Act of 1994 and the Small Business Job Protection Act of 1996, the Employees' Retirement Savings Plan as amended and restated effective as of November 1, 1989, (the "401(k) Plan") is a qualified plan within the meaning of Section 401(a) of the Code as of the Closing Date and prior plan years for which the statute of limitations has not expired, and, as such the plan assets being transferred (the "Transferred Assets") to the similar plan being established by Buyer are being transferred from a qualified plan. There are not threatened or pending claims by or on behalf of the Transferred Assets, or by any participant having an interest in the Transferred Assets, alleging a breach or breaches of fiduciary duties or violations of ERISA or the Code which could result in liability on the part of Triangle or Buyer (or any affiliate thereof), its officers or directors or such Transferred Assets under ERISA or the Code and, to the best knowledge of the Sellers, there is no basis for such claim.

          (e) Sellers have calculated and accrued all Compensation earned by all Employees under all Employment Arrangements relating to any Employees of the Business, including without limitation all plans and arrangements identified on Schedules 3.20 and 3.21, for all periods through and including the Closing Date (and for salaried Employees of Robbins, through and including March 31, 1997), except for the accrued Compensation under the Profit Sharing Plan for the period November 1, 1996 through the Closing Date, which shall be accrued in accordance with
     Section 6.5(e). All such Compensation has been calculated as required by the terms of said plans and arrangements, or if not fixed by the existing terms of the plans and arrangements, in a manner no less favorable to participants therein than the manner in which such Compensation was calculated during the fiscal year ended October 31, 1997. All such Compensation required to be paid prior to the Closing Date pursuant to
     Section 6.5 has been paid in full.

     3.22     Environmental Matters.

          (a)  Except as disclosed on Schedule 3.22:

               (i) to Sellers' knowledge, the Business and the Assets currently comply with Applicable Environmental Laws (as defined below);

               (ii) the Business and the Assets are not subject to any existing, pending, or to the knowledge of Sellers threatened, Proceeding under, or to any remedial obligations under, any Applicable Environmental Laws;

               (iii) all Permits, if any, required to be obtained by Sellers under any Applicable Environmental Laws in connection with any aspect of the Business, including without limitation those relating to the treatment, storage, disposal, or release of a hazardous material (as defined below), have been duly obtained and are in full force and effect, and Sellers are in material compliance with the terms and conditions of all such Permits;

               (iv) Sellers, with respect to the Business and the Assets, have at all times materially satisfied all Applicable Environmental Laws, and Sellers have not received any notice of noncompliance with any Applicable Environmental Laws;

               (v) to Sellers' knowledge, there are no physical or environmental conditions existing on the Real Property or resulting from Sellers' operations or activities, past or present, at any location, that would give rise to any on-site (at the Real Property) or off-site (from the Real Property) remedial obligations under any Applicable Environmental Laws;

               (vi) since the effective date of the relative requirements of Applicable Environmental Laws, all hazardous materials generated by Sellers in connection with the Business or the Assets have been transported only by carriers authorized under Applicable Environmental Laws to transport such materials, and have been disposed of only at treatment, storage, and disposal facilities authorized under Applicable Environmental Laws to treat, store, or dispose of such materials, and, to the knowledge of Sellers, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or threatened Proceeding in connection with any Applicable Environmental Laws;

               (vii) to Sellers' knowledge, there has been no exposure of any person or property to hazardous materials in violation of Applicable Environmental Laws , nor has there been any release of hazardous materials into the environment in violation of Applicable Environmental Laws, by Sellers in connection with the Business or the Assets that could reasonably be expected to give rise to any claim for damages or compensation; and

              (viii) Sellers have made available to Triangle or Buyer all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of Sellers relating to the Business or the Assets; provided, that any privileged portion of such correspondence may have been redacted therefrom.

          (b) Irrespective of any other provision contained in this Agreement, all representations and warranties made by Sellers in this Agreement pertaining to hazardous materials, Applicable Environmental Laws, and any other environmental, health or safety matters are set forth solely in this Section 3.22.

          (c)  For purposes of this Agreement:

               (i) "Applicable Environmental Laws" means any and all Applicable Laws pertaining to health, safety, occupational safety, or the environment currently in effect in any and all jurisdictions in which Sellers have conducted the Business or owned or leased the Assets, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, any regulations promulgated under such laws and any state law and other environmental conservation or protection laws; and

               (ii) "hazardous material" means (A) any substance that is now listed, defined, considered or classified as hazardous, toxic or a solid waste pursuant to any Applicable Environmental Laws, (B) petroleum (including crude oil and any fraction thereof), natural gas, and natural gas liquids, (C) asbestos and asbestos containing materials, in any form, whether friable or non-friable, and (D) radon gas.

     3.23     Labor Relations.

         (a) Except as disclosed on Schedule 3.23, with respect to the Business at the plants operated on the Real Property, (i) there are no collective bargaining agreements, labor union contracts or similar agreements applicable to any employee to or by which a Seller is a party or is bound, no such agreement or contract has been requested by any employee or group of employees of any Seller, and no discussions have occurred with respect thereto by the management of either Robbins or Searcy with any such employee; (ii) no employee of any Seller is represented by any labor organization, collective bargaining representative, or group of employees; (iii) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of any Seller in an appropriate unit of a Seller; (iv) no Seller is aware of or involved with any representational campaign or other organizing activities by any union or other organization or group seeking to become the collective bargaining representative of any of the employees of any Seller; (v) no Seller is obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees representing employees of any Seller; and (vi) no Seller is aware of any strike, work stoppage, work slowdown, or lockout or any threat thereof, except for routine grievance matters, by or with respect to any employee of any Seller, and since November 1, 1994, there has been no significant labor dispute, strike, work stoppage, work slowdown, lockout, or similar matter involving any of the employees of any Seller.

          (b) With respect to the employees engaged in the Business, Sellers are in compliance with all Applicable Laws pertaining to employment and employment practices and wages, hours, and other terms and conditions of employment in respect of their employees and have no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any thereof. With respect to the employees engaged in the Business, no Seller is engaged in any unfair labor practice or unlawful employment practice. There is no pending, or to the knowledge of Sellers threatened, Proceeding against or involving Sellers by or before, and Sellers are not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former, or prospective employee of any Seller.

          (c) Sellers, to their knowledge, believe that their respective relations with the employees of the Business are satisfactory.

     3.24 Customers and Suppliers. Set forth on Schedule 3.24 is a list of (i) the names of, and the dollar volume and percentage of products or services purchased by Sellers from, each Seller's 10 largest suppliers of products and services with respect to the Business (in terms of purchases) during each of the fiscal years ended October 31, 1995 and October 31, 1996,
(ii) the dollar volume and percentage of sales by Sellers to each Seller's 25 largest customers of products and services with respect to the Business (in terms of sales) during each of such periods. Other than as set forth on
Schedule 3.24, (i) none of such current customers or suppliers has refused, or communicated that it will or may refuse, to purchase or supply products or services from or to Sellers or has communicated that it will or may substantially reduce the amount of products or services that it is willing to purchase from or supply to Sellers, (ii) no Seller is past due (in accordance with the stated invoice terms) with respect to any amounts owed to any of the suppliers listed or required to be listed on Schedule 3.24, and (iii) there has not been any material adverse change in the business relationship of any Seller with any customer or supplier listed or required to be listed on
Schedule 3.24.

     3.25 Insurance. Sellers maintain with sound and reputable insurers, and there are currently in full force and effect, policies of insurance with respect to the Assets and the Business against such casualties and contingencies of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business. All premiums due and payable with respect to such policies have been timely paid. No notice of cancellation of, or indication of an intention not to renew, any such policy has been received by any Seller.

     3.26 Books and Records. All the books and records of Sellers relating to the Assets or the Business, including all personnel files, employee data, and other materials relating to employees of the Business, are substantially complete and correct, have been maintained in accordance with good business practice and all Applicable Laws, and, in the case of the books of account, have been prepared and maintained in accordance with generally accepted accounting principles consistently applied. Such books and records accurately and fairly reflect, in reasonable detail, all transactions, revenues, expenses, assets, and liabilities of Sellers with respect to the Business.

     3.27 Brokerage Fees. Sellers and their affiliates have not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Sellers shall indemnify and hold harmless Triangle and Buyer from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Sellers or any of their affiliates.

     3.28 Insider Interests. Except as disclosed on Schedule 3.28, no Insider (hereinafter defined) is presently directly, or to the knowledge of Sellers indirectly, a party to any transaction or agreement with any Seller, including, without limitation, any agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, use of real or personal property by, or requiring payments to, any Insider. As used herein, "Insider" means any shareholder, director, officer, or management employee of any Seller or any former owner of an interest in either Robbins or Searcy. To the knowledge of Sellers, no director, officer, or management employee of any Seller owns any interest in, or serves as a director, officer, or management employee of, any customer, supplier, or competitor of Sellers (other than an interest in a public corporation that does not exceed one percent (1%) of its outstanding securities).

     3.29 Disclosure. No representation or warranty made by any Seller in this Agreement, and no statement of any Seller contained in any document, certificate, or other writing furnished or to be furnished by Sellers pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading, the statement or omission of which will have a Material Adverse Effect.

     3.30 Representations and Warranties on Closing Date. The representations and warranties made in this Article III will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties that expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.


                             ARTICLE IV.

          REPRESENTATIONS AND WARRANTIES OF TRIANGLE AND BUYER

    Triangle and Buyer each represents and warrants to Sellers that:

     4.1 Corporate Organization. Each of Triangle and Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted.

     4.2 Authority Relative to This Agreement. Each of Triangle and Buyer has full corporate power and corporate authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by each of Triangle and Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of each of Triangle and Buyer. This Agreement has been duly executed and delivered by Triangle and Buyer and constitutes, and each Ancillary Document executed or to be executed by Triangle or Buyer has been, or when executed will be, duly executed and delivered by Triangle or Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Triangle or Buyer, enforceable against Triangle or Buyer in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances and (iii) public policy considerations with respect to the enforceability of rights of indemnification.

     4.3 Noncontravention. The execution, delivery, and performance by each of Triangle and Buyer of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of Triangle or Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which either Triangle or Buyer is a party or by which either Triangle or Buyer or any of its properties may be bound or any Permit held by either Triangle or Buyer,
(iii) result in the creation or imposition of any Encumbrance upon the properties of either Triangle or Buyer, or (iv) violate any Applicable Law binding upon either Triangle or Buyer.

     4.4 Governmental Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by either Triangle or Buyer in connection with the execution, delivery, or performance by either Triangle or Buyer of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than (i) compliance with any applicable requirements of the Exchange Act; (ii) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby; and
(iii) such consents, approvals, orders, or authorizations that, if not obtained, and such declarations, filings, or registrations that, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of Triangle and its subsidiaries considered as a whole or on the ability of either Triangle or Buyer to consummate the transactions contemplated hereby.

     4.5 Legal Proceedings. There are no Proceedings pending, or to the knowledge of either Triangle or Buyer threatened, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     4.6 Brokerage Fees. Neither Triangle nor any of its affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Triangle shall indemnify and hold harmless Sellers from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Triangle or any of its affiliates.

     4.7 Disclosure. No representation or warranty made by either Triangle or Buyer in this Agreement, and no statement of either Triangle or Buyer contained in any document, certificate, or other writing furnished or to be furnished by either Triangle or Buyer pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits, or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under that they are made, not misleading.

     4.8 Representations and Warranties on Closing Date. The representations and warranties made in this Article IV will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties that expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.


                                  ARTICLE V.

                    CONDUCT OF BUSINESS PENDING CLOSING

     Sellers hereby covenant and agree with Triangle and Buyer as follows:

     5.1 Conduct and Preservation of Business. Except as expressly provided in this Agreement, during the period from the date hereof to the Closing, Sellers (i) shall conduct the Business only in the ordinary course consistent with past practice and in compliance with this Agreement and all Applicable Laws; (ii) shall use their reasonable efforts consistent with past practice to preserve, maintain, and protect the Assets; and (iii) shall use their reasonable efforts consistent with past practice to preserve intact the business organization of the Business, to keep available the services of the employees conducting the Business, and to maintain existing relationships with suppliers, contractors, distributors, customers, and others having business relationships with the Business.

     5.2 Restrictions on Certain Actions. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, Sellers shall not, without the prior written consent of Buyer:

          (a) create, incur, guarantee, or assume any liability or obligation in respect of the Business, except current liabilities incurred in the ordinary course of the Business, to the extent necessary to preserve and maintain the Business consistent with past practice;

          (b) mortgage or pledge any of the Assets or create or suffer to exist any Encumbrance thereupon, other than those existing in connection with the Permitted Encumbrances;

          (c) (i) enter into, adopt, or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock purchase, pension, retirement, deferred compensation, employment, collective bargaining, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any employee of the Business; (ii) increase in any manner the compensation or fringe benefits of any employee of the Business other than in the ordinary course of business, consistent with prior practice; or (iii) pay to any employee of the Business any benefit not required by any employee benefit agreement, trust, plan, fund, or other arrangement as in effect on the date hereof;

          (d) sell, lease, transfer, or otherwise dispose of, directly or indirectly, any of the Assets, other than in the ordinary course of the Business consistent with past practice;

          (e) make any capital expenditure or expenditures relating to the Business that are not in the ordinary course of business or that in the aggregate are in excess of $500,000;

          (f) pay, discharge, or satisfy any claims, liabilities, or obligations relating to the Business (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), including without limitation any loans or other amounts payable to shareholders or affiliates, other than the payment, discharge, or satisfaction in the ordinary course of the Business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Latest Balance Sheet or incurred since the date thereof in the ordinary course of the Business consistent with past practice;

          (g) enter into, or amend, modify, or change, any lease, contract, agreement, commitment, arrangement, or transaction relating to the Business, except in the ordinary course of the Business consistent with past practice;

          (h) delay payment of any account payable or other liability of Sellers relating to the Business beyond its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

          (i) allow the levels of raw materials, work-in-process, finished goods, supplies, and other materials included in the inventory of the Business to vary in any material respect from the levels customarily maintained by Sellers in the ordinary course of the Business consistent with past practice;

          (j) permit any current insurance or reinsurance policies to be cancelled or terminated or any of the coverages thereunder to lapse if such policy covers Assets or insures risks, contingencies, or liabilities of the Business, unless simultaneously with such cancellation, termination, or lapse, replacement policies providing coverage equal to or greater than the coverage cancelled, terminated, or lapsed are in full force and effect and written copies thereof have been provided to Triangle or Buyer;

          (k) authorize, declare, pay, or effect any dividend or liquidating or other distribution in respect of its capital stock (other than in cash for (i) payment of tax liabilities for tax periods ending prior to the Closing resulting from the subchapter S corporation status of a Seller) or (ii) payment of any obligations under any shareholder agreements or any direct or indirect redemption, purchase, or other acquisition of any of such stock (other than under any shareholder agreements);

          (l) deliberately take any action that would make any of the representations or warranties of any Seller contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied;

          (m) enter into or amend any contract, agreement, or other commitment that would have a Material Adverse Effect; or

          (n) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 5.2.


                                 ARTICLE VI.

                              ADDITIONAL AGREEMENTS

     6.1     Access to Information; Confidentiality.

          (a) Between the date hereof and the Closing, Sellers shall, and shall cause Robbins International, Inc. to, (i) give Buyer and its authorized representatives reasonable access to all employees, all plants, offices, warehouses, and other facilities, and all books and records, including work papers and other materials prepared by Sellers' accountants, of Sellers and Robbins International relating to the Assets, the Liabilities or the Business, (ii) permit Buyer and its authorized representatives to make such inspections as they may reasonably require, with respect to the Business or the Assets, and (iii) furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Assets, the Liabilities and the Business as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section 6.1 shall affect any representation or warranty of Sellers contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; provided further, that, any such representation or warranty shall be modified or waived by such investigation to the extent Buyer obtains actual knowledge in the course thereof that Sellers are in violation or default under any such representation or warranty, and Buyer does not immediately bring such violation or default to the attention of Sellers and provide reasonable time for the cure thereof by Sellers.

          (b) Sellers acknowledge and agree that irreparable damage would occur in the event any confidential information regarding the Assets or the Business is disclosed to or utilized on behalf of any person that is in competition with the Business. Accordingly, Sellers covenant and agree that they will not, and that they will cause their affiliates not to, directly or indirectly, without the prior written consent of Buyer, use or disclose any of such confidential information, except in the normal course of operations of the Business or to authorized representatives of Buyer; provided, however, that confidential information shall not be deemed to include information that (i) was or becomes generally available to the public other than as a result of disclosure by Sellers or their affiliates or (ii) becomes available to Sellers after the Closing on a nonconfidential basis from a source other than Buyer, provided that such source is not known by Sellers to be bound by a confidentiality agreement with respect to such confidential information. Notwithstanding the foregoing provisions of this paragraph, Sellers and their affiliates may disclose any confidential information to the extent that, in the written opinion of counsel for Sellers, such person is legally compelled to do so, provided that, prior to making such disclosure, such person advises and consults with Buyer regarding such disclosure and provided further that such person discloses only that portion of such confidential information as is legally required. Buyer acknowledges and agrees that the Confidentiality Agreement dated December 20, 1996 between Triangle and Sellers shall remain in effect as provided therein.

     6.2 Acquisition Proposals. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement, neither Sellers nor any affiliate, director, officer, employee, agent, or representative of Sellers shall, directly or indirectly, (i) solicit, initiate, or knowingly encourage any Acquisition Proposal (as defined below) or (ii) engage in discussions or negotiations with, or disclose any nonpublic information relating to the Assets or the Business to, any person that is considering making or has made an Acquisition Proposal. Sellers shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such person who has heretofore entered into a confidentiality agreement in connection with an Acquisition Proposal to return to Sellers all confidential information heretofore furnished to such person by or on behalf of Sellers. The term "Acquisition Proposal", as used in this Section 6.2, means any offer or proposal for, or any indication of interest in, the acquisition of the Assets or the Business or any portion thereof, other than the transactions contemplated or expressly permitted by this Agreement, by virtue of a merger, sale of assets or stock, or other acquisition of any of the stock of Robbins or Searcy or the assets of any of Sellers' residential flooring operations.

     6.3 Third Party Consents. Each of the Sellers and Buyer shall use their reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including Governmental Entities) that are necessary, required, or deemed by Buyer to be desirable to enable Sellers to transfer the Assets to Buyer as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings, and registrations referred to in this Section 6.3 shall be borne by the party incurring the same.

     6.4 Reasonable Best Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement. Sellers shall cooperate with and assist Buyer and its authorized representatives in order to provide an efficient and orderly transfer of the control and management of the Assets and the Business to Buyer, to permit Buyer to assume the Liabilities without any changes in their repayment terms and conditions, and to avoid any undue interruption in the ongoing operations of the Assets and the Business following the Closing. Sellers agree to take all necessary and reasonable action pursuant to Ark. Code Ann. paragraph 26-52-207 and other Applicable Law so that Buyer will be issued all permits necessary to continue to conduct the Business.

     6.5     Employee and Employee Benefit Plan Matters.

          (a) Sellers shall terminate the employment of all employees of the Business effective as of the close of business on the Closing Date.
     Buyer contemplates offering employment, effective the day after the Closing Date, to substantially all of such employees upon such terms and conditions as Buyer, in its sole discretion, determines. At Buyer's request, Sellers have not issued any notice required, if any is required, by the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq., or any state statute requiring notice to terminated or laid off employees ("WARN"), whether such notice is required to be given before or after the Closing Date. Buyer agrees to and does hereby indemnify and hold Sellers harmless from any damages, claims, fees, penalties, costs, liabilities, compensation or any payments whatsoever required by WARN or any state statute requiring notice to terminated or laid off employees (collectively, the "WARN Compensation"), Sellers having refrained from issuing said notice at the request of Buyer. Sellers acknowledge and agree that they, and not Buyer, are and shall remain solely responsible for payment of any and all wages, salary, compensation, commission, bonuses, severance pay, insurance, supplement, pension, deferred compensation, retirement and any other benefits, premiums and claims, and all federal, state and local withholding, social security and other Taxes and governmental levies in connection therewith, other than the WARN Compensation (collectively, "Compensation"), due, to become due, committed, earned, accrued or otherwise promised to any person (collectively, "earned") who, as of the Closing Date, is a retiree, former employee, or current employee of any Seller (collectively, "Employees") relating to the period prior to and including the Closing Date, including without limitation all Compensation earned under the plans and arrangements identified on Schedules 3.20 and 3.21, and with respect to salaried Employees of Robbins, all Compensation relating to the period through and including March 31, 1997, excepting only all accrued vacation, sick pay, hourly wages (for March 27 and 28, 1997 for Searcy Employees), and Profit Sharing Plan contributions (for the plan year commencing November 1, 1996) included in the Liabilities. Sellers shall pay all such Compensation earned by all Employees as follows:

               (i) for hourly Employees of Robbins, all Compensation earned through March 21, 1997 shall be paid on March 27, 1997, and all unpaid Compensation earned through March 28, 1997 shall be paid on or before April 4, 1997;

               (ii) for salaried Employees of Robbins, all Compensation earned through March 31, 1997 shall be paid on March 27, 1997; and

               (iii) for all Employees of Searcy, all Compensation earned through March 26, 1997 shall be paid on or before March 27, 1997, and all unpaid Compensation earned through March 28, 1997 shall be paid on or before March 27, 1997; provided, that unpaid hourly wages earned (and related Taxes) for March 27 and 28, 1997 may be accrued on or before March 27 but not paid.

          (b) Other than as provided in Section 6.5(g) and in the proviso at the end of this sentence, Buyer is not hereby, and at no time hereafter will be, adopting, accepting, or assuming any employee benefit plan or collective bargaining agreement of any Seller relating to any Seller's employees or any other agreement, trust, plan, fund, or other arrangement of Sellers that provides for employee benefits or perquisites (collectively, "Employment Arrangements"), and Buyer shall have no liability or obligation whatsoever under any Employment Arrangement to Sellers or to any employees of Sellers, whether or not any of such employees are offered employment by or become employees of Buyer; provided, however, that Buyer shall credit such employees who do become Buyer's employees for all accrued vacation and sick pay included in the Liabilities. Buyer is not obligated to replace any of the Employment Arrangements for any employees of Sellers who become employees of Buyer, nor is Buyer obligated to provide such persons with any similar agreements, plans, or arrangements.

          (c) Sellers will comply after the Closing Date with the requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code with respect to any employee or former employee of Sellers (and any dependent or former dependent thereof) whose employment with Sellers terminates in connection with or prior to Buyer's purchase of the Assets. It is the express intention of the parties hereto that to the extent necessary for Sellers to meet their obligations under this Section 6.5(c), Sellers shall cause one of their affiliates that maintains a group health plan after the Closing Date to extend group health plan coverage that complies with such requirements to any employee or former employee of Sellers (and any dependent or former dependent thereof) whose employment with Sellers terminates in connection with or prior to Buyer's purchase of the Assets.

          (d) All employer contributions to the Employees' Retirement Savings Plan (the "401(k) Plan") and the Searcy Flooring, Inc. Profit Sharing Plan (the "Profit Sharing Plan") for employees of the Business for the plan year ending October 31, 1996, shall be accrued and paid by Sellers on or before the Closing Date. To the extent the amount of contributions required to be accrued and paid by this Section 6.5(d) for either the 401(k) Plan or the Profit Sharing Plan is not fixed by the existing terms of said Plan, the amount of contributions accrued and paid for said Plan shall be calculated in a manner no less favorable to participants of said Plan than the manner in which was calculated the amount of the contributions made to said Plan for its plan year ending October 31, 1995.

          (e) To the extent employer contributions for employees of the Business are not made on or before the Closing Date to the 401(k) Plan and the Profit Sharing Plan for the plan year commencing November 1, 1996, Sellers agree to accrue such contributions on their books in the amounts required by the terms of said Plans, but only for the period of time from November 1, 1996 through the Closing Date for the Profit Sharing Plan and from November 1, 1996 through March 31, 1997 for the 401(k) Plan, (i) with respect to the 401(k) Plan, on or before the Closing Date, and (ii) with respect to the Profit Sharing Plan, on or before the date the Final Closing Statements are required to be delivered pursuant to Section 1.7(a). To the extent the amount of contributions required to be accrued by this Section 6.5(e) for either the 401(k) Plan or the Profit Sharing Plan is not fixed by the existing terms of said Plan, the amount of contributions accrued for said Plan shall be calculated in a manner no less favorable to participants of said Plan than the manner in which was calculated the amount of the contributions made to said Plan for its plan year ending October 31, 1995. On or before April 15, 1997, Robbins shall remit all employee contributions and pay all accrued employer contributions payable by it to the 401(k) plan for the period through the close of business on March 31, 1997, determined as if participants employed by Robbins on the Closing Date are employed by Robbins on March 31, provided that such contributions for the period March 22 through March 31, 1997 shall be paid by May 15, 1997.

          (f) Certain salaried and hourly employees of the Sellers currently participate in the 401(k) Plan. Prior to the Closing Date, Buyer agrees to take all action as may be necessary or appropriate to cause to be established a similar plan and related trust. Sellers agree to take all such action as may be necessary or appropriate to cause the trustee of the trust for the 401(k) Plan to effect an in kind transfer to the new trust of the assets making up the accounts of and equal in value to the account balances for those employees of the Business participating in the 401(k) Plan as of the close of business on the Closing Date who are employed by Buyer on the first business day following the Closing Date (including any earnings for periods through the close of business on the Closing Date and contributions and loan repayments deducted from payrolls issued on or before the Closing Date, but not yet credited as of the close of business on the Closing Date), with such transfer to be effected as soon as administratively practicable after the Closing Date, but in no event later than 60 days after the Closing Date. Sellers agree to make available to Buyer the new plan all such data and other information as may be necessary or appropriate for Buyer to properly maintain and administer the new plan on and after the Closing Date. Buyer agrees to cause to be provided to the transferring trustee appropriate receipts and accounting for the assets transferred to such trustee as may be reasonably requested by such trustee. Buyer agrees to file a timely application for a determination letter from the Internal Revenue Service to evidence that the new plan qualifies under Section 401(a) of the Code.

          (g) Certain hourly employees of the Sellers currently participate in the Profit Sharing Plan. Buyer and Sellers agree to take all such action as may be necessary or appropriate to cause Buyer (or an affiliate thereof) to assume the Profit Sharing Plan and be substituted for Searcy Flooring, Inc., including being named as the sponsoring employer, effective as of the Closing Date. Sellers agree to make available to the new sponsoring employer for the Profit Sharing Plan all such data and other information as may be necessary or appropriate for such employer to properly maintain and administer the Profit Sharing Plan on and after the Closing Date. Sellers agree to prepare and file timely the IRS Form 5500 series return required for the Profit Sharing Plan for its plan year ending October 31, 1996 and to provide a copy of the same to Buyer.
     Buyer agrees to prepare and file timely the IRS Form 5500 series return required for the Profit Sharing Plan for its plan year commencing November 1, 1996 and to provide a copy of the same to Sellers. Sellers agree to cause to be filed timely an IRS Form 1099-R (or any successor form) reporting every distribution made from the Profit Sharing Plan during 1997 and on or before the Closing Date, and Buyer agrees to cause to be filed timely an IRS Form 1099-R (or any successor form) reporting every distribution made from the Profit Sharing Plan during 1997 and after the Closing Date.

          (h) Sellers shall pay all claims incurred on or before the Closing Date under the medical plan covering employees of the Robbins Southern Division, as and when those claims become due and payable.

          (i) The provisions of Section 11.1 to the contrary notwithstanding, the representations and warranties of the Sellers contained in Section
     3.21 shall survive the Closing, regardless of any investigation made by or on behalf of Triangle or Buyer, until the expiration of the limitation period under the applicable statute of limitations. Sellers, jointly and severally, shall indemnify, defend, and hold harmless Triangle and Buyer, each director, officer, employee, representative or agent of Triangle and Buyer, and each affiliate thereof, and their respective heirs, legal representatives, successors, and assigns (collectively, the "Buyer Group") from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever, whether actual or consequential, asserted against, imposed upon, or incurred by any member of the Buyer Group, directly or indirectly, by reason of or resulting from any inaccuracy or breach of any representation or warranty of any Seller contained in Section 3.21 or in any certificate, instrument, or document delivered pursuant thereto.

     6.6     Title Insurance and Surveys.

          (a) Buyer shall obtain an owner's policy of title insurance ("Title Insurance") in a form and amount and from a title insurance company reasonably acceptable to Buyer (the "Title Company") relating to each parcel of Real Property described on Schedule 1.1(a).

          (b) Within three (3) days after the execution and delivery of this Agreement, Buyer shall obtain a commitment for Title Insurance from the Title Company with respect to the Real Property ("Title Binders") showing fee title to such Real Property in Sellers, and committing to issue the Title Insurance with respect to such Real Property, such Title Binders to show all Encumbrances with respect to such Real Property.

          (c) Within three (3) days after the execution and delivery of this Agreement, Buyer shall obtain currently dated surveys (the "Surveys") of each parcel of Real Property, each of which Surveys shall be in form and substance, and prepared by a licensed professional engineer or surveyor, reasonably acceptable to Buyer and to the Title Company. The Surveys shall contain a statement on the face thereof certifying whether any part of the Real Property lies within a flood plain or flood prone area or a flood way of any body of water. The Surveys shall also show the zoning classifications of the Real Property under local zoning ordinances.

          (d) Within ten (10) days after the receipt of the Title Binders and copies of all exceptions shown therein and of the Surveys and copies of all applicable provisions of the local zoning ordinances, Buyer shall deliver to Sellers a notice (the "Objection Notice") if it reasonably believes that Seller's title to any Real Property is not as represented herein or that any of the Encumbrances reflected in the Title Binders or Surveys are not Permitted Encumbrances and the reasons for such belief (any such Encumbrances specified in the Objection Notice being referred to herein as "Unacceptable Encumbrances"). Sellers may, but shall not be obligated to, take such steps as shall be necessary to eliminate or modify the Unacceptable Encumbrances in a manner reasonably acceptable to Buyer. Sellers shall notify Buyer within ten (10) days after their receipt of the Objection Notice whether they intend to so eliminate or modify the Unacceptable Encumbrances. In the event Buyer shall not deliver an Objection Notice within such time period, all Encumbrances reflected in the Title Binders and Surveys shall be deemed to be Permitted Encumbrances. Any and all matters disclosed in the Title Binders or the Surveys as to which Buyer objects by timely delivery of the Objection Notice that are thereafter cured to the satisfaction of Buyer or waived by Buyer in writing shall also be deemed to be Permitted Encumbrances. In the event Sellers fail or are unable to cure the Unacceptable Encumbrances prior to the Closing Date (provided it is at least three (3) days after receipt of the Objection Notice), Buyer shall, in its discretion, have the right to terminate this Agreement by notice in writing to Sellers, or may accept such title to the Real Property as Seller can deliver.

          (e) The cost of obtaining Title Binders, Title Insurance, and Surveys shall be borne by Buyer.

     6.7 Payment of Liabilities. Sellers shall pay, perform, and discharge prior to the Closing all of Sellers' liabilities that become due prior to the Closing and all of Sellers' liabilities that are due after the Closing, other than the Liabilities, as and when the same become due and payable.

     6.8 Public Announcements. Except as may be required by Applicable Law or the National Association of Securities Dealers, Inc., neither Triangle, Buyer nor Sellers shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party (which consent shall not be unreasonably withheld). Any such press release or public statement required by Applicable Law or by the National Association of Securities Dealers, Inc. shall only be made after reasonable notice to the other party.

     6.9     Environmental Provisions.

          (a) Buyer shall have the opportunity to have the Real Property inspected for environmental matters by a qualified consultant of its choosing pursuant to Sections 6.1 and 8.14 of this Agreement. The cost of any and all such inspections of the property shall be borne solely by Buyer. Buyer shall provide a copy of any report of any such inspections to Sellers within five days of Sellers' request therefore, but such report, if any, shall be provided to Sellers only in the event Sellers make such request.

          (b) In addition, Sellers shall promptly after the execution of this Agreement, provide to Buyer, on a confidential basis, copies of any reports of environmental investigations of the Real Property authorized by or available to Sellers (the "Environmental Reports"). Buyer agrees and acknowledges that Sellers make no representations or warranties regarding the accuracy or completeness of the Environmental Reports.

          (c) If Buyer notifies the Sellers prior to the Closing Date that the results of its inspection of the Real Property or its review of the Environmental Reports are not acceptable to Buyer, then this Agreement shall be terminated and Buyer shall return all copies of the Environmental Reports to Sellers, and Sellers shall return all copies of inspection reports to Buyer.

          (d) Buyer and Sellers agree to ensure the confidentiality of the Environmental Reports and the results of Buyer's inspection in accordance with Section 6.1 above. Buyer and Sellers shall defend, hold harmless and indemnify each other from, for and against any and all claims, damages, liabilities and costs, known or unknown (including without limitation, cleanup cost, consulting and legal fees) (hereinafter, collectively "Losses") proximately caused by their breach of their obligations pursuant to the above confidentiality provision.

          (e) In the event Buyer determines in its sole discretion that the results of its review of the Environmental Reports and of its inspection of the Real Property are satisfactory and closes the transactions contemplated hereunder, each of Triangle and Buyer, on behalf of itself, its successors and assigns, agrees to release, discharge and covenant not to sue Sellers and each of their respective officers, directors, employees, agents, shareholders, successors and assigns and all persons referenced in Sections 9.3 and 9.4 from those Losses proximately caused by past, present or future presence of hazardous material on, in or under the Real Property including, without limitation, Losses arising under the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 USC paragraph 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 USC paragraph 6901 et seq. regulations and other Applicable Environmental Laws, but excluding any Losses or portions of Losses involving the presence of hazardous materials on, in or under any property other than the Real Property. By way of example and not by limitation, claims relating to Losses arising from hazardous material on, in or under the Real Property on or before the time of Closing that moves to adjacent property are not released.

     6.10 Notice of Litigation. Until the Closing, (i) Buyer, upon learning of the same, shall promptly notify Sellers of any Proceeding that is commenced or threatened against Buyer and that affects this Agreement or the transactions contemplated hereby and (ii) Sellers, upon learning of the same, shall promptly notify Buyer of any Proceeding that is commenced or threatened against Sellers and that affects this Agreement or the transactions contemplated hereby and any Proceeding that is commenced or threatened against Sellers and that would have been listed on Schedule 3.12 if such Proceeding had arisen prior to the date hereof.

     6.11 Notification of Certain Matters. Sellers upon learning of same, shall give prompt notice to Buyer of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article III to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of Sellers to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by such person hereunder, and
(iii) any notice or other communication from any person alleging that the consent or approval of such person is or may be required in connection with the transactions contemplated by this Agreement (other than those consents and approvals indicated as required on Schedule 3.3). Buyer shall give prompt notice to Sellers of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article IV to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of Buyer to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this Section 6.11 shall not be deemed to
(i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles VII, VIII and IX, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to this Section 6.11 at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

     6.12 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 7.1 and 8.1 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

     6.13 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred; provided, however, that if this Agreement shall have been terminated pursuant to Section 10.1 as a result of the willful breach by a party of any of its representations, warranties, covenants, or agreements set forth in this Agreement, such breaching party shall pay the costs and expenses of the other parties in connection with the transactions contemplated by this Agreement.

     6.14 Survival of Covenants. Except for any covenant or agreement that by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation.

     6.15 Dispute Resolution. If any dispute or disagreement arises between Buyer and Sellers under this Agreement, including without limitation any disagreement under Section 1.5(b) or Section 1.7(b) (any such dispute or disagreement being referred to as a "Dispute"), and Buyer and Sellers are unable to resolve such Dispute within the time period prescribed elsewhere in this Agreement (or if no such time period is prescribed, within thirty (30) days after the date written notice of the Dispute is given by Buyer or Sellers), an arbitrator agreed upon by Buyer and Sellers (the "Arbitrator") shall be employed hereunder to settle such Dispute as soon as practicable. In the event that the parties are unable to agree upon the appointment of such an arbitrator within five (5) business days, then each of Buyer and Sellers shall within three (3) calendar days appoint an independent arbitrator, which independent arbitrators shall agree within three (3) business days on the appointment of a third independent arbitrator to whom the Dispute shall be submitted. Buyer and Sellers shall submit the Dispute to the Arbitrator within three (3) business days of its appointment and shall cooperate with each other and otherwise use their reasonable best efforts to cause the Arbitrator to make its decision within sixty (60) days after referral of a Dispute to it. The Arbitrator shall have access to all documents and facilities necessary to perform its function as arbitrator. The Arbitrator's determination with respect to any Dispute shall be final and binding upon the parties hereto. The non-prevailing party as determined by the Arbitrator shall pay all of the fees and expenses of the Arbitrator for such services.

     6.16     Preparation of Closing Balance Sheet.

          (a) For purposes of preparing the Closing Balance Sheet, the inventory acquired by Buyer pursuant to this Agreement (the "Inventory") shall be valued in accordance with the following procedures:

               (i) Physical Count. Not more than seven (7) days after the Closing Date, a physical count of the Inventory shall be conducted by Sellers and Buyer and a schedule thereof (an "Inventory Schedule") prepared by Sellers and verified by representatives of Buyer.

               (ii) Valuation. Each item of the Inventory, other than Excluded Inventory Items (hereinafter defined), shall be priced in accordance with Section 3.16 of this Agreement. Such price shall be multiplied by the physical count for each item and the total sum thus determined for all items of the entire Inventory, after being reduced by (A) the total amount of payments received and accounts receivable recorded by Sellers in respect of sales of Inventory listed on the Inventory Schedule(s), and (B) any Reserves determined in accordance with U.S. GAAP consistently applied, shall constitute the "Inventory Value" of the Inventory for purposes of this Agreement.

              (iii) Excluded Inventory Items. In making such physical count and determining the Inventory Value, the following items of the Inventory shall be excluded or adequately reserved for (the "Excluded Inventory Items"):

                       (A) All items which are damaged or otherwise defective;

                       (B) All items which are discontinued or obsolete or which are no longer listed in Sellers' catalogues or are otherwise not currently being manufactured;

                       (C)  Any items listed on Schedule 1.1(c)(ii)
               (collectively, the "Retained Inventory");

                       (D) All items which are not owned by Sellers but instead, are held on consignment from third parties; and

                       (E) All items in which any third party has any security or other interest that is not released at or prior to the Closing.

          (b) For purposes of preparing the Closing Balance Sheet, the accounts receivable acquired by Buyer pursuant to this Agreement (the "Receivables") shall be valued in accordance with the following procedures:

               (i) Preparation of Receivables Schedules. Each Seller shall deliver to Buyer together with the Latest Balance Sheet, a schedule of its Receivables, each of which shall be separately identified and properly accrued on its books as of the close of business on the date of the Latest Balance Sheet. Such schedules are referred to herein as the "Receivables Schedules". The Receivables Schedules shall be certified as complete and correct by the principal executive and financial officers of each Seller. Each Receivables Schedule shall set forth the respective dates as of which each of the Receivables identified therein was accrued on the books of the Seller, the total amount and number of each of the invoices to which such Receivable relates, the total amount paid through the date of the Receivables Schedule with respect to each of such invoices, the total amounts remaining to be paid under each of such invoices, the total amount of customer credits and uncollected service charges existing with respect to the customer owing such Receivable, and the total amount of any reserve or allowance accrued on the Seller's books with respect to such Receivable. On or before the delivery to Buyer of its Receivables Schedule, each Seller shall have invoiced each of the customers owing a Receivable for the respective amounts owing by such customers as of the date of the Receivables Schedule.

              (ii) Valuation. The Receivables shall be priced based on the total value of the Receivables as shown on the Receivables Schedules, and such value shall constitute the "Receivables Value" of the Receivables for purposes of this Agreement, subject to adjustment as provided in the next two sentences. The Receivables Value shall be reduced by the amount of (i) all payments of Receivables made by customers prior to the Closing, and (ii) all valuation and other reserves and allowances required by U.S. GAAP consistently applied with the Annual Financial Statements. The Receivables Value shall be increased by the value of all Receivables arising between the date of the Receivable Schedules and the Closing, as reflected on supplemental Receivables Schedules prepared in accordance with this Section 6.16 and delivered at the Closing or within seven (7) days thereafter.

     6.17     Access to Records After Closing.

          (a) For a period of five (5) years from and after the Closing Date, Sellers and their representatives shall have reasonable access to inspect and copy all books and records relating to the Assets, the Liabilities or the Business transferred to Buyer hereunder to the extent that such access may reasonably be required by Sellers in connection with matters relating to or affected by the operation of the Assets or the Business prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours.
     If Buyer shall desire to dispose of any of such books and records prior to the expiration of such five (5) year period, Buyer shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers' expense, to segregate and remove such books and records as Sellers may select. Sellers shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 6.17.

          (b) For a period of five (5) years from and after the Closing Date, Buyer and its representatives shall have reasonable access to inspect and copy all books and records relating to the Assets, the Liabilities or the Business that Sellers or any of their affiliates may retain after the Closing Date. Such access shall be afforded by Sellers and their affiliates upon receipt of reasonable advance notice and during normal business hours. If Sellers or any of their affiliates shall desire to dispose of any of such books and records prior to the expiration of such five (5) year period, Sellers shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this
     Section 6.17.

     6.18 Taxes; Other Charges. All sales, use and gross receipts Taxes resulting from the consummation of the transactions contemplated hereby shall be borne by Sellers and the parties shall cooperate in obtaining all exemptions from such Taxes. All other excise, registration, transfer, recording, and deed and stamp Taxes and fees incurred in connection with the consummation of the transactions contemplated hereby shall be borne by Sellers. Sellers shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees on a timely basis. All ad valorem or similar Taxes attributable to the Assets for the 1997 calendar year shall be pro-rated between Buyer and Sellers on a daily basis, and the Purchase Price shall be adjusted to reflect such proration.

     6.19 Escrow; Liquidated Damages. Triangle has deposited $500,000 with an escrow agent mutually agreeable to Triangle and Sellers. Such amount (together with any earnings thereon) will be credited to the Estimated Cash Payment and paid to Sellers at the Closing. If Triangle properly terminates this Agreement pursuant to the terms hereof due to the breach or default by Sellers, then such $500,000 (together with any earnings thereon) shall be promptly released to Triangle; otherwise, such $500,000 (together with any earnings thereon) shall be released to Sellers as liquidated damages.


                                   ARTICLE VII.

                    CONDITIONS TO OBLIGATIONS OF SELLERS

     The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Sellers on or prior to the Closing Date of each of the following conditions:

     7.1 Representations and Warranties True. All the representations and warranties of Triangle and Buyer contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct on and as of the Closing Date.

     7.2 Covenants and Agreements Performed. Triangle and Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     7.3 Certificate. Sellers shall have received a certificate executed on behalf of each of Triangle and Buyer by the chief executive and chief financial officers of each of Triangle and Buyer, dated the Closing Date, representing and certifying, in such detail as Sellers may reasonably request, that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled.

     7.4 Opinion of Counsel to Buyer. Sellers shall have received an opinion of Thompson & Knight, P.C., legal counsel to Triangle and Buyer, dated the Closing Date, in the form of Exhibit 7.4.

     7.5 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.6 Approval of Counsel to Seller. All legal matters in connection with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Graydon, Head & Ritchey, legal counsel to Sellers.


                                ARTICLE VIII.

             CONDITIONS TO OBLIGATIONS OF TRIANGLE AND BUYER

     The obligations of Triangle and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Triangle and Buyer on or prior to the Closing Date of each of the following conditions:

     8.1 Representations and Warranties True. All the representations and warranties of Sellers contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct on and as of the Closing Date.

     8.2 Covenants and Agreements Performed. Sellers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     8.3 Certificate. Buyer shall have received certificates executed on behalf of Robbins and Searcy by the chief executive officer of each company and by Mr. Stoehr as Seller Representative, each dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 8.1 and 8.2 have been fulfilled.

     8.4 Preliminary Closing Statements. Buyer shall have received the Preliminary Closing Statements required by Section 1.3, prepared and delivered in accordance with the requirements thereof.

     8.5 Payoff Letters. Buyer shall have received from each creditor to whom any Payoff Indebtedness is owing a writing setting forth the exact amount, including principal, interest and any other amount, of all Payoff Indebtedness owed by Sellers to such creditor as of the Closing Date.

     8.6 Opinion of Counsel to Seller. Triangle and Buyer shall have received an opinion of Graydon, Head & Ritchey, legal counsel to Sellers, dated the Closing Date, in the form of Exhibit 8.6.

     8.7 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     8.8 No Material Adverse Change. Since November 1, 1996 there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise), or prospects of the Business or the ownership or operation of the Assets or any material portion thereof.

     8.9 Noncompetition Agreements. Sellers, their affiliates (including without limitation Robbins International, Inc.), and all holders of voting stock of Robbins and Searcy (other than any shareholder who is neither an active employee of or who owns less than three percent (3%) of the outstanding equity of either company) shall have each entered into a Noncompetition Agreement with Triangle and Buyer in the form of Exhibit 8.9.

     8.10 Data Processing Agreement. Buyer and Sellers shall have entered into a Data Processing Agreement in the form of Exhibit 8.10.

     8.11 International Distribution Agreement. Buyer shall have entered into a satisfactory agreement with Robbins International, Inc. or Mr. Charles Gabbour to continue international sales and marketing efforts on behalf of the Business.

     8.12     Unacceptable Encumbrances; Title Insurance.

          (a) Buyer shall not have delivered to Sellers within the time period specified in Section 6.6 an Objection Notice describing an Unacceptable Encumbrance, or if it has so delivered an Objection Notice describing an Unacceptable Encumbrance, such Unacceptable Encumbrance shall have been eliminated or modified to the reasonable satisfaction of Buyer or waived by Buyer.

          (b)  Buyer shall have received the Title Insurance described in
     Section 6.6.

     8.13 Due Diligence. The due diligence conducted by Triangle, Buyer and their representatives in connection with the proposed transactions contemplated hereby shall not have caused Triangle, Buyer or their representatives to become aware that any representation or warranty of Sellers of this Agreement is not true and correct.

     8.14 Environmental Matters. Buyer shall have received from an independent firm selected by it a report confirming that all environmental assessments and testing requested by Buyer, which shall be paid for by Buyer, have been completed, and the results thereof shall be satisfactory to Buyer.

     8.15 Other Documents. Buyer shall have received the certificates, instruments, and documents listed below, all of which shall be in form and substance reasonably satisfactory to Buyer:

          (a) Special warranty deeds in recordable and locally customary form describing the Real Property and all appurtenances, easements, rights of way and uses that benefit the Real Property and sufficient to transfer to Buyer good and marketable title to the Real Property, subject only to the Permitted Encumbrances.

          (b) Bills of sale, certificates of title and other instruments of assignment, transfer, and conveyance sufficient to transfer to Buyer and effectively vest in Buyer all right, title, and interest of Seller in and to the Business and good and marketable title to the Assets, subject only to the Permitted Encumbrances.

          (c) Executed copies of all consents and approvals of third parties required to be obtained by or on the part of Sellers for the consummation of the transactions contemplated hereby.

          (d) A tax clearance letter, certificate or receipt from the State of Arkansas, dated not more than ten (10) days prior to the Closing Date, stating that no amount of Tax, penalty or interest is due by Sellers under the Arkansas Tax laws or showing that all such amounts have been paid.

          (e) Lien search reports showing that, except those relating to Payoff Indebtedness and Permitted Encumbrances, no financing statements or other liens (or notices with respect to liens) affecting any of the Assets naming Sellers (by corporate or fictitious name or otherwise), any of their subsidiaries, affiliates, or predecessors, or the Business as debtor are on file in the Uniform Commercial Code or other relevant records of the office of the Secretary of State of Arkansas or the county clerk's office of any county in which any of the Real Property is located.

          (f) Releases of all liens, except those relating to Permitted Encumbrances, affecting any of the Assets.

          (g) All certificates of occupancy, if any, relating to the use or operation of the Real Property.

          (h) Sellers shall deliver to Buyer a non-foreign certificate required by Section 1445 of the Code and applicable regulations.

          (i) Such other certificates, instruments, and documents as may be reasonably requested by Buyer to carry out the intent and purposes of this Agreement.

     8.16 Approval of Counsel to Triangle and Buyer. All legal matters in connection with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Thompson & Knight, a Professional Corporation, legal counsel to Triangle and Buyer.


                             ARTICLE IX.

                 CONDITIONS TO OBLIGATIONS OF ALL PARTIES

     The obligations of all parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by all parties on or prior to the Closing Date of each of the following conditions:

     9.1 Governmental and Third Party Consents and Approvals. Favorable orders, consents, and approvals in the form required to consummate this Agreement, the Ancillary Documents, and all transactions contemplated thereby, including but not limited to such required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), shall have been received (if required) from necessary governmental agencies and third parties, or, in the case of the HSR Act, the waiting period under such act shall have expired.

     9.2 Trademark Agreement. Buyer and Robbins shall have entered into an agreement in the form of Exhibit 9.2, pursuant to which Buyer shall have the exclusive right to use the names, trademarks, service marks and brand names consisting in whole or in part of "Robbins" in connection with residential flooring, and Robbins shall retain the exclusive right to use all names, trademarks, service marks and brand names consisting in whole or in part of "Robbins" for all other purposes.

     9.3 Equipment Bill of Sale. Robbins and James H. Stoehr, Jr. shall have entered into an Equipment Bill of Sale in the form of Exhibit 9.4, for the sale to Robbins of certain machinery and equipment located on the Real Property and owned by James H. Stoehr, Jr. and the transactions contemplated thereby shall have been consummated.

     9.4 Real Estate and Equipment Agreement. Searcy, James H. Stoehr, Jr., Katherine M. Stoehr, Thomas C. Stoehr and James H. Stoehr III shall have entered into an Agreement in the form of Exhibit 9.5, for the sale to Searcy of certain land, buildings and equipment leased to and used by Searcy Flooring, Inc., and the transactions contemplated thereby shall have been consummated.

     9.5 Supply Agreement. Buyer and Sellers shall have entered into a supply agreement in the form of Exhibit 9.5.


                                ARTICLE X.

                     TERMINATION, AMENDMENT, AND REMEDIES

     10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

          (a)  by mutual written consent of Sellers, Triangle and Buyer; or

          (b)  by either Sellers or Buyer, if:

               (i) the Closing shall not have occurred on or before April 5, 1997 (unless the delay in completing the Closing is solely the result of compliance with the HSR Act, in which case the applicable date shall be April 30, 1997), unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

               (ii) there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable; or

          (c) by Sellers, if (i) any of the representations and warranties of Buyer contained in this Agreement shall not be true and correct when made or at any time prior to the Closing as if made at and as of such time, or
     (ii) Buyer or Triangle shall have failed to fulfill any of its obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within thirty (30) days of actual knowledge thereof by Buyer or Triangle; or

          (d) by Buyer, if (i) any of the representations and warranties of a Seller contained in this Agreement shall not be true and correct when made or at any time prior to the Closing as if made at and as of such time, or (ii) Sellers shall have failed to fulfill any of their obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be c ured) has not been cured within thirty (30) days of actual knowledge thereof by Sellers.

     10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 by Sellers or Buyer, written notice thereof shall forthwith be given by specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section 10.2, in Sections 6.8, 6.13 and 6.19, and in Articles XII and XIII shall survive the termination hereof. Nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties pursuant to the confidentiality agreement referred to in Section 6.1, except to the extent specified in such confidentiality agreement.

     10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

     10.4 Waiver. Sellers, on the one hand, or Triangle and Buyer, on the other, may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party or parties. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     10.5 Remedies Not Exclusive. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.


                                ARTICLE XI.

                         SURVIVAL OF REPRESENTATIONS

     11.1 Survival. The representations and warranties of the parties contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall expire at the Closing.


                                ARTICLE XII.

                                MISCELLANEOUS

     12.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, telefax, or telex, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

          If to Triangle or Buyer:

               Triangle Pacific Corp.
               Robbins Hardwood Flooring, Inc.
               16803 Dallas Parkway
               Dallas, Texas 75248
               Attention:    Mr. Darryl T. Marchand
                             Vice President and
                             General Counsel
               Telefax:      (214) 887-2369

          copy to:

               Thompson & Knight, P.C.
               1700 Pacific Avenue, Ste. 3300
               Dallas, Texas 75201
               Attention:    Mr. William J. Schuerger
               Telefax:      (214) 969-1751

          If to Sellers:

               Robbins, Inc.
               Searcy Flooring, Inc.
               c/o Mr. James H. Stoehr, Jr.
               4777 Eastern Avenue
               Cincinnati, Ohio  45226
               Telefax:      (847) 405-6381

          copy to:

               Graydon, Head & Ritchey
               1900 Fifth Third Center
               511 Walnut Street
               Cincinnati, Ohio 45202
               Attention:    Mr. Michael A. Hirschfeld
               Telefax:      (513) 651-3836

Such notices, requests, demands, and other communications shall be effective
(i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.

     12.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     12.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that either Triangle or Buyer may assign to Triangle or any affiliate of Triangle any of Triangle's or Buyer's rights, interests, or obligations hereunder, upon notice to Sellers, provided that no such assignment shall relieve either Triangle or Buyer of its obligations hereunder. Except as specifically provided in Section 6.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     12.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

     12.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARKANSAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     12.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

     12.7 Gender. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     12.8 References. All references in this Agreement to Articles, Sections, and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes", and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule, Exhibit, or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit, or Annex to this Agreement. All Schedules, Exhibits, and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

     12.9 Further Assurances. From time to time, at the request of either party hereto and without further consideration, the parties hereto agree that each will execute and deliver to the other any and all documents in addition to those expressly provided for in this Agreement that may be reasonably necessary or appropriate to carry out the purposes of this Agreement and the transactions contemplated hereby, whether at or after the Closing. Sellers further agree that from time to time after the Closing they will execute and deliver to Buyer or its designee such further conveyances, assignments, or other written assurance, and take such further necessary actions, as Buyer may reasonably request in writing to perfect and protect Buyer's title to the Assets, and to secure to Buyer the benefit of the Business.

     12.10 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

     12.11 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.


                                   ARTICLE XIII.

                                     DEFINITIONS

     13.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

          "affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. For the purposes of this definition, "control", when used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed by Sellers or Buyer in connection with the transactions contemplated by this Agreement.

          "Applicable Laws" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions, easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Governmental Entity" means any court or tribunal in any jurisdiction or any federal, state, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality.

          "IRS" means the Internal Revenue Service.

          "Knowledge" means actual knowledge of any officer or plant manager of any Seller.

          "Material Adverse Effect" means any change, development, or effect (individually or in the aggregate) that is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Business or to the ownership or operation of the Assets or any material portion thereof or (ii) to the ability of Sellers to perform on a timely basis any material obligation of Sellers under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

          "Permits" means material licenses, permits, franchises, consents, approvals, variances, exemptions, and other authorizations of or from Governmental Entities.

          "Permitted Encumbrances" means (i) Encumbrances created by Buyer,
     (ii) liens for Taxes not yet due and payable, (iii) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's, purchase money security interests and other similar liens) arising in connection with the ordinary course of the Business securing Liabilities being assumed and payments for which are not yet due and payable, (iv) the Encumbrances designated as "Permitted Encumbrances" on Schedule 3.6, and
     (v) such imperfections or irregularities of title, if any, as (A) are not substantial in character, amount, or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property, and
     (C) do not, individually or in the aggregate, materially interfere with the conduct of the normal operations of the Business; provided, however, that at the Closing "Permitted Encumbrances" shall not include any liens for Taxes or statutory liens filed of record against the Assets.

          "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

          "Proceedings" means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

          "reasonable efforts" means a party's reasonable efforts in good faith in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Taxes" means any income taxes or similar assessments or any sales, gross receipts, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

          "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

          "U.S. GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time applied on a basis - as to the substance of the principles applied (including application of the last-in, first-out method of inventory valuation), the manner of application and the estimation techniques used - with the Annual Financial Statements.

     13.2 Certain Additional Defined Terms. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 13.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

Defined Term                                              Section Reference
------------                                              -----------------

Acquisition Proposal  ..................................  Section 6.2
Agreement  .............................................  Preamble
Annual Financial Statements  ...........................  Section 3.7
Applicable Environmental Laws  .........................  Section 3.22(b)(i)
Arbitrator  ............................................  Section 6.15
Assets  ................................................  Section 1.1
Business  ..............................................  Preamble
Buyer  .................................................  Preamble
Buyer Group  ...........................................  Section 6.5(i)
Cash Payment  ..........................................  Section 1.2
Closing  ...............................................  Section 2.1
Closing Balance Sheet  .................................  Section 1.7(a)
Closing Date  ..........................................  Section 2.1
Compensation  ..........................................  Section 6.5(a)
Dispute  ...............................................  Section 6.15
earned  ................................................  Section 6.5(a)
Employees  .............................................  Section 6.5(a)
Employment Arrangements  ...............................  Section 6.5(b)
Environmental Liabilities  .............................  Section 3.22(b)(iii)
Estimated Cash Payment  ................................  Section 1.5
Excluded Inventory Items  ..............................  Section 6.16(a)(iii)
Final Closing Settlement Statement  ....................  Section 1.7(a)
Final Closing Statements  ..............................  Section 1.7(a)
Final Price Adjustment  ................................  Section 1.7
Financial Statements  ..................................  Section 3.7
hazardous material  ....................................  Section 3.22(b)(ii)
HSR Act  ...............................................  Section 9.1
Insider  ...............................................  Section 3.28
Intellectual Property  .................................  Section 1.1(e)
Interim Financial Statements  ..........................  Section 3.7
Inventory  .............................................  Section 6.16(a)
Inventory Schedule  ....................................  Section 6.16(a)(i)
Inventory Value  .......................................  Section 6.16(a)(ii)
Latest Balance Sheet  ..................................  Section 1.5(a)
Liabilities  ...........................................  Section 1.5(c)(i)
Net Book Value  ........................................  Section 1.5(c)(ii)
Objection Notice  ......................................  Section 6.6(d)
Payoff Indebtedness  ...................................  Section 1.5(c)(iii)
Preliminary Closing Settlement Statement  ..............  Section 1.5(a)
Preliminary Closing Statements  ........................  Section 1.5(a)
Profit Sharing Plan  ...................................  Section 6.5(c)
Purchase Price  ........................................  Section 1.2
Real Property  .........................................  Section 1.1(a)
Receivables  ...........................................  Section 6.16(b)
Receivables Schedules  .................................  Section 6.16(b)(i)
Receivables Value  .....................................  Section 6.16(b)(ii)
Reserves  ..............................................  Section 3.7
Retained Inventory  ....................................  Section 6.16(a)(iii)
Robbins  ...............................................  Preamble
Searcy  ................................................  Preamble
Sellers  ...............................................  Preamble
Seller Representative  .................................  Section 1.8(b)
Surveys  ...............................................  Section 6.6(c)
Title Binders  .........................................  Section 6.6(b)
Title Company  .........................................  Section 6.6(a)
Title Insurance  .......................................  Section 6.6(a)
transfer  ..............................................  Section 1.1
Triangle  ..............................................  Preamble
Unacceptable Encumbrances  .............................  Section 6.6(d)
U.S. GAAP  .............................................  Section 1.5(a)


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

TRIANGLE PACIFIC CORP.                         ROBBINS, INC.



By:  /s/ Floyd F. Sherman                      By:  /s/ James H. Stoehr, Jr.
    ------------------------------                 ---------------------------
    Floyd F. Sherman,                              James H. Stoehr, Jr.,
    Chairman of the Board and                      President
    Chief Executive Officer


ROBBINS HARDWOOD FLOORING, INC.                SEARCY FLOORING, INC.



By:  /s/ Robert J. Symon                       By:  /s/ James H. Stoehr, Jr.
    ------------------------------                 ---------------------------
    Robert J. Symon,                               James H. Stoehr, Jr.
    Vice President and Treasurer                   Chairman of the Board




     The undersigned, James H. Stoehr, Jr., hereby accepts appointment as the Seller Representative to act in accordance with the provisions of Section 1.8 of the foregoing Agreement.


 /s/ James H. Stoehr, Jr.
-----------------------------
James H. Stoehr, Jr.




                          LIST OF EXHIBITS AND SCHEDULES


Exhibit 7.4 - Opinion of Counsel to Buyer............................    E-
Exhibit 8.6 - Opinion of Counsel to Seller...........................    E-
Exhibit 8.9 - Noncompetition Agreement...............................    E-
Exhibit 8.10 - Data Processing Agreement.............................    E-
Exhibit 9.2 - Trademark Agreement....................................    E-
Exhibit 9.3 - Individual Assignment to Robbins.......................    E-
Exhibit 9.4 - Individual Assignment to Searcy........................    E-
Exhibit 9.5 - Supply Agreement.......................................    E-
Schedule 1.1(a) - Real Property......................................    S-
Schedule 1.1(b)(i) - Equipment and Machinery.........................    S-
Schedule 1.1(b)(ii) - Excluded Equipment and Machinery...............    S-
Schedule 1.1(c)(i) - Purchased Inventory.............................    S-
Schedule 1.1(c)(ii) - Retained Inventory.............................    S-
Schedule 1.1(e)(i) - Purchased Software..............................    S-
Schedule 1.1(g) - Contracts and Agreements...........................    S-
Schedule 1.1(h)(i) - Prepaid Expenses................................    S-
Schedule 1.1(h)(ii) - Excluded Prepaid Expenses......................    S-
Schedule 1.1(j) - Other Assets.......................................    S-
Schedule 1.5(a) - Preliminary Closing Settlement Statement...........    S-
Schedule 1.5(c) - Liabilities Assumed................................    S-
Schedule 1.7(a) - Final Closing Settlement Statement.................    S-
Schedule 3.1 - Jurisdictions.........................................    S-
Schedule 3.3 - Noncontravention......................................    S-
Schedule 3.4 - Governmental Approvals................................    S-
Schedule 3.5 - Ownership of Business.................................    S-
Schedule 3.6 - Title to Assets.......................................    S-
Schedule 3.8 - Seller Liabilities....................................    S-
Schedule 3.9 - Absence of Certain Changes............................    S-
Schedule 3.10 - Tax Matters..........................................    S-
Schedule 3.12 - Legal Proceedings....................................    S-
Schedule 3.13 - Real Property........................................    S-
Schedule 3.14 - Tangible Personal Property...........................    S-
Schedule 3.15 - Leased Property......................................    S-
Schedule 3.16 - Inventory Exceptions.................................    S-
Schedule 3.17 - Receivables Exceptions...............................    S-
Schedule 3.18 - Intellectual Property................................    S-
Schedule 3.19 - Permits..............................................    S-
Schedule 3.20 - Contracts and Agreements.............................    S-
Schedule 3.21 - ERISA................................................    S-
Schedule 3.22 - Environmental Matters................................    S-
Schedule 3.23 - Labor Relations......................................    S-
Schedule 3.24 - Customers and Suppliers..............................    S-
Schedule 3.28 - Insider Interests....................................    S-
Schedule 6.16(a) - Inventory Schedule................................    S-
Schedule 6.16(b) - Receivables Schedule..............................    S-